                                                                       EXHIBIT 2


                                                                  EXECUTION COPY




================================================================================






                            STOCK PURCHASE AGREEMENT

                                      among

                                  ATG I, INC.,

                          AT&T WIRELESS SERVICES, INC.,

                               ROGERS CANTEL INC.,

                                   IRIDIUM LLC

                                       and

                       IRIDIUM AERO ACQUISITION SUB, INC.

                          Dated as of December 22, 1998





================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1     DEFINITIONS......................................................1
       1.1  Definitions........................................................1

ARTICLE 2     PURCHASE AND SALE................................................9
       2.1  Purchase and Sale..................................................9
       2.2  Purchase Price.....................................................9

ARTICLE 3     CLOSING.........................................................10
       3.1  Closing...........................................................10
       3.2  Delivery and Payment..............................................10
       3.3  Other Deliveries by Sellers.......................................10
       3.4  Other Deliveries by Buyer Parties.................................11
       3.5  Adjusted Working Capital and Purchase Price Adjustment............12
       3.6  Other Adjustments.................................................13
       3.7  Objections to Determination.......................................14
       3.8  Treatment of Adjustments..........................................15

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF THE AWS PARTIES...............15
       4.1  Organization of the AWS Parties; Authority........................15
       4.2  Authorization; No Breach..........................................15
       4.3  Organization of the Company.......................................16
       4.4  Capitalization of the Company.....................................16
       4.5  Share Ownership...................................................16
       4.6  Governmental Consents.............................................17
       4.7  Third Party Consents and Approvals................................18
       4.8  Financial Matters.................................................18
       4.9  Absence of Certain Changes........................................18
       4.10  Real Property....................................................18
       4.11  Compliance with Law..............................................19
       4.12  Tax Matters......................................................19
       4.13  Litigation.......................................................19
       4.14  Contracts........................................................19
       4.15  ERISA; Employee Benefits.........................................20
       4.16  Labor Difficulties...............................................22
       4.17  Insurance........................................................22
       4.18  Environmental Matters............................................22
       4.19  Undisclosed Liabilities..........................................22
       4.20  Books and Records................................................22

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
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       4.21  Customers and Suppliers..........................................22
       4.22  Projections......................................................23
       4.23  Year 2000 Compliance.............................................23
       4.24  Related Party Transactions.......................................23
       4.25  Currency.........................................................23
       4.26  Accuracy of Copies...............................................23
       4.27  Brokers and Intermediaries.......................................23
       4.28  Penalties .......................................................24
       4.29  LIMITATION.......................................................24

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF CANTEL........................24
       5.1  Organization of Cantel; Authority.................................24
       5.2  Authorization; No Breach..........................................24
       5.3  Share Ownership...................................................25
       5.4  Governmental Consents.............................................25
       5.5  Third Party Consents and Approvals................................25
       5.6  Litigation........................................................25
       5.7  Brokers and Intermediaries........................................25
       5.8  Canadian Organization, Authority and Licenses.....................25
       5.9  LIMITATION........................................................26

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF BUYER.........................26
       6.1  Organization of Buyer; Authority..................................26
       6.2  Authorization; No Breach..........................................26
       6.3  Financial Capability..............................................27
       6.4  Consents..........................................................27
       6.5  Third Party Consents and Approvals................................27
       6.6  Litigation........................................................27
       6.7  Acquisition of Shares.............................................27
       6.8  Maintenance of Corporate Existence................................27
       6.9  Compliance and Qualifications.....................................28
       6.10  Brokers and Intermediaries.......................................28
       6.11  LIMITATION.......................................................28

ARTICLE 7     CERTAIN PRE-CLOSING COVENANTS AGREEMENTS OF THE PARTIES.........28
       7.1  Access and Information............................................28
       7.2  Conduct of the Business...........................................29
       7.3  AWS Commitments...................................................31

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
       7.4  Insurance.........................................................31
       7.5  Iridium Commitments...............................................31
       7.6  Announcements.....................................................32
       7.7  Further Actions...................................................32
       7.8  Expenses..........................................................33
       7.9  Advertising.......................................................34
       7.10  Certain Liabilities..............................................34
       7.11  Canadian Service Marks...........................................34
       7.12  Certain Working Capital Matters.  ...............................34
       7.13  AirOne Canada Letter Agreement...................................35

ARTICLE 8     OTHER COVENANTS AND AGREEMENTS OF THE PARTIES...................35
       8.1  Employee Matters..................................................35
       8.2  Access to Books and Records.......................................37
       8.3  Tax Matters.......................................................41
       8.4  Contingent Payment................................................42
       8.5  Maintenance of Corporate Existence................................43
       8.6  Confidentiality...................................................43
       8.7  Further Assurances................................................44

ARTICLE 9     CONDITIONS PRECEDENT OF SELLER PARTIES..........................44
       9.1  Representations and Warranties....................................44
       9.2  Agreements........................................................44
       9.3  Buyer Certificate.................................................44
       9.4  Compliance with Law...............................................44
       9.5  Consents..........................................................44
       9.6  Opinion of Counsel to Buyer Parties...............................45
       9.7  Release of Guarantees.............................................45
       9.8  Notes.............................................................45
       9.9  AirOne Canada Documentation ......................................45

ARTICLE 10    CONDITIONS PRECEDENT OF BUYER PARTIES...........................45
       10.1  Representations and Warranties...................................45
       10.2  Agreements.......................................................45
       10.3  No Material Adverse Change.  ....................................45
       10.4  Sellers' Certificates............................................46
       10.5  Compliance with Law..............................................46
       10.6  Consents.........................................................46
       10.7  Opinions of Counsel to Seller Parties............................46

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            PAGE
                                                                            ----
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       10.8  FIRPTA Certificates..............................................46
       10.9  AirOne Canada Documentation.  ...................................46

ARTICLE 11    SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................46
       11.1  Survival of Representations and Warranties.......................46

ARTICLE 12    INDEMNIFICATION.................................................47
       12.1  Indemnification of Buyer Parties.................................47
       12.2  Indemnification of Seller Parties................................47
       12.3  Claims...........................................................47
       12.4  Limitation of Liability..........................................48
       12.5  Manner of Payment................................................49

ARTICLE 13    TERMINATION.....................................................49
       13.1  Grounds for Termination..........................................49
       13.2  Effect of Termination............................................49

ARTICLE 14    MISCELLANEOUS...................................................50
       14.1  GOVERNING LAW....................................................50
       14.2  Notices..........................................................50
       14.3  Entire Agreement.................................................52
       14.4  Amendments.......................................................53
       14.5  Headings; References.............................................53
       14.6  Counterparts.....................................................53
       14.7  Parties in Interest; Assignment..................................53
       14.8  Severability: Enforcement........................................53
       14.9  Jurisdiction; Venue; Waiver of Jury Trial........................53
       14.10  Waiver..........................................................54
       14.11  Disclosure Schedules............................................54

SCHEDULES

Schedule X               --        Adjusted Working Capital
Schedule Y               --        Terms of Eligible Fleet Agreement
Schedule 3.2             --        Stock Ownership
Schedule 3.6             --        Existing Carrier Agreements
Schedule 3.6(c)(ii)      --        CapEx Target Amount
Schedule 4.6(b)          --        FCC Licenses
Schedule 4.6(c)          --        Canada Licenses
Schedule 4.6(d)          --        CDM Licenses

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
Schedule 4.13         --    Litigation
Schedule 4.14         --    Significant Contracts
Schedule 4.15(a)      --    Benefit Plans
Schedule 4.15(h)      --    Exceptions to Employee Pension Benefit Plan
Schedule 4.18         --    Environmental Permits
Schedule 4.21         --    Principal Customers
Schedule 5.8          --    AirOne Canada Communications Licenses
Schedule 7.2(c)       --    Collective Bargaining Agreements
Schedule 7.3(c)       --    Intercompany Accounts
Schedule 8.1(g)       --    Final List


EXHIBITS

Exhibit A-1           --    Form of Intellectual Property Agreement
Exhibit A-2           --    Form of Business Marks Assignment Agreement
Exhibit B             --    Form of Iridium Guarantee
Exhibit C-1           --    Form of First Promissory Note
Exhibit C-2           --    Form of Second Promissory Note
Exhibit D-1           --    Form of Pledge Agreement
Exhibit D-2           --    Form of Pledge and Security Agreement
Exhibit E             --    Form of Transition Services Agreement
Exhibit F             --    Form of Opinion of Counsel to Buyer Parties
Exhibit G             --    Forms of Opinions of Counsel to Seller Parties

                            STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 1998, among ATG I, Inc., a Delaware corporation ("ATG"), AT&T Wireless Services, Inc., a Delaware corporation and direct owner of all the issued and outstanding capital stock of ATG ("AWS" and together with ATG, the "AWS Parties"), Rogers Cantel Inc., a Canadian corporation ("Cantel" and together with ATG, "Sellers"), and Iridium LLC, a Delaware limited liability company ("Iridium"), and Iridium Aero Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Iridium ("Buyer" and together with Iridium, the "Buyer Parties").

                              W I T N E S S E T H:

       WHEREAS, Sellers are the direct owners of all the issued and outstanding shares (the "Shares") of capital stock of Claircom Communications Group, Inc. (d/b/a AT&T Wireless Services, Aviation Communications Division), a Delaware corporation (the "Company");

       WHEREAS, upon the terms and conditions herein set forth, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Shares.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

       1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

       "ACHI" means AirOne Canada Holdings Inc., a corporation organized under the laws of Canada, the capital stock of which is owned 80% by Cantel and 20% by the Company.

       "Adjusted Working Capital" means the adjusted working capital of the Company at Closing as determined pursuant to Schedule X.

       "Adjusted Working Capital Statement" has the meaning set forth in Section 3.5(a).

       "Adverse Conditions" means, with respect to any Person, conditions contained in any ruling or order of a Governmental Body that individually or in the aggregate would have, or be likely to have, a Material Adverse Effect on such Person.

       "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

       "AirOne Canada Communications" means the Canadian corporation that is wholly owned by ACHI.

       "AirOne Canada Letter Agreement" has the meaning set forth in Section
10.9.

       "Allocation Agreement" has the meaning set forth in Section 8.3(e)(ii).

       "Applicable Value" has the meaning set forth in Section 8.4(a).

       "Appraiser" has the meaning set forth in Section 8.4(c).

       "AT&T Corp." means AT&T Corp., a New York corporation.

       "AT&T Receivables" has the meaning set forth in Section 3.5(d)

       "ATG" has the meaning set forth in the preamble.

       "AWS" has the meaning set forth in the preamble.

       "AWS Parties" has the meaning set forth in the preamble.

       "Base Amount" means $3,691,720.

       "Benefit Plans" has the meaning set forth in Section 4.15(a).

       "Best efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved. Without limiting the generality of the foregoing, an obligation to use "best efforts" under this Agreement does not require the Person subject to such obligation to make expenditures that materially decrease the economic benefits accruing to such Person under this Agreement. Subject to the preceding sentence, the obligation of a Person under this Agreement to use "best efforts" to achieve a result that benefits another party to this Agreement requires such Person to use the same resources that such person would have reasonably used in achieving a similar result that would have benefitted such Person.

       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

       "Buyer" has the meaning set forth in the preamble.

       "Buyer Parties" has the meaning set forth in the preamble.

       "CDM" means Claircom de Mexico, S.A. de C.V., a company organized under the laws of Mexico.

       "Cantel" has the meaning set forth in the preamble.

       "Cantel Payment" has the meaning set forth in Section 2.2.

       "CapEx Target Amount" means the sum of (a) the amount set forth in column B of Schedule 3.6(c)(ii) opposite the month set forth in column A of Schedule 3.6(c)(ii) in which the FCC Consent Date falls and (b) the product of the amount set forth in column C of Schedule 3.6(c)(ii) opposite such month multiplied by a fraction in which the numerator is the day of the month corresponding to the FCC Consent Date and the denominator is the number of days in such month.

       "Capital Expenditures" has the meaning set forth in Section 3.6(c)(iii).

       "Cash Amount" means the amount of $9 million, subject to adjustment pursuant to Section 3.6(c).

       "Claircom Licensee" means Claircom Licensee Corporation, a Delaware corporation, and a wholly-owned subsidiary of the Company.

       "Closing" has the meaning set forth in Section 3.1.

       "Closing Date" has the meaning set forth in Section 3.1.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Common Stock" has the meaning set forth in Section 4.4.

       "Company" has the meaning set forth in the preamble.

       "Company Employees" has the meaning set forth in Section 8.1.

       "Company Revenue" means the revenue of the Company, which is calculated consistent with GAAP and the following principles: (i) air-to-ground airtime revenue is recognized when usage occurs, (ii) domestic service revenues are recognized, net of revenue-based commissions and costs associated with billing, collection and settlement services provided on behalf of the Company, when earned, (iii) international service revenues are recognized net of any contractual withholding amounts due to the applicable service provided, when earned, (iv) sales of equipment and related services are recognized when such goods and services are shipped and
(v) royalty revenue is recognized when received pursuant to existing royalty-based agreements.

       "Company Subsidiary" means any entity in which the Company has a direct or indirect equity interest in excess of at least 15%.

       "Consultants" has the meaning set forth in Section 4.15(a).

       "Contingent Amount" has the meaning set forth in Section 8.4(a).

       "Damages" has the meaning set forth in Section 12.1.

       "Directors" has the meaning set forth in Section 4.15(a).

       "Disclosure Schedule" means the Disclosure Schedule of the AWS Parties, Cantel or Buyer, as the case may be, delivered pursuant to this Agreement.

       "Eligible Carrier" means United Airlines, Continental Airlines or Delta Airlines.

       "Eligible Fleet Agreement" means a binding agreement with an Eligible Carrier, with respect to the domestic and international fleet of such Eligible Carrier in the case of United Airlines or Continental Airlines, or the domestic fleet in the case of Delta Airlines, containing terms no less favorable in the aggregate than the terms described on Schedule Y hereto.

       "Employees" has the meaning set forth in Section 4.15(a).

       "Encumbrances" means any and all liens, claims, pledges, charges, security interests, limitations, encumbrances and restrictions of any kind.

       "Environmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, permits, licenses, registrations and other governmental authorizations, judgments, decrees and orders relating to pollution or the protection of the environment or the protection of public health and safety from environmental concerns, in each case as of the Closing Date.

       "Environmental Permits" has the meaning set forth in Section 4.18.

       "Equity Sale Value" has the meaning set forth in Section 8.4(a).

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA Affiliate" has the meaning set forth in Section 4.15(c).

       "ERISA Affiliate Plan" has the meaning set forth in Section 4.15(c).

       "Existing Carrier Agreements" means those agreements set forth on
Schedule 3.6 hereto.

       "FAA" means the Federal Aviation Administration and any successor agency or body.

       "FCC" means the Federal Communications Commission and any successor agency or body.

       "FCC Consent" means an order of the FCC, or by the staff of the FCC acting pursuant to delegated authority, granting its consent to the applications referred to in Section 7.7(c) of this Agreement required to permit the consummation of the Transactions.

       "FCC Consent Date" means the date on which Public Notice is given of the FCC Consent pursuant to Section 1.4 of the FCC's rules and regulations.

       "FCC Licenses" means Licenses issued by the FCC.

       "Final List" has the meaning set forth in Section 8.1.

       "Final Order" means any FCC action that, by lapse of time or otherwise is no longer subject to timely administrative or judicial reconsideration, review, appeal or stay; provided, however, that the FCC Consent shall be deemed to have become a Final Order 40 days after the FCC Consent Date unless the FCC Consent has been stayed or Iridium, in its good faith judgment, believes that any then-pending timely administrative or judicial reconsideration, review, appeal or stay is likely to lead to the FCC Consent being set aside or denied or the imposition of any Adverse Conditions with respect to Iridium or the Company and Iridium so notifies AWS in writing within such 40 day period.

       "Final Working Capital" has the meaning set forth in Section 3.5(a).

       "Foreign Licenses" has the meaning set forth in Section 7.7(f).

       "GAAP" means generally accepted accounting principles in the United
States.

       "Governmental Body" means any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

       "Guarantees" has the meaning set forth in Section 7.5(b).

       "Hazardous Substances" means any pollutant or contaminant or any toxic or hazardous substance, material or waste, as those terms are defined in any Environmental Law.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Indemnifying Party" has the meaning set forth in Section 12.3.

       "Indemnitee" has the meaning set forth in Section 12.3.

       "Independent Accountant" has the meaning set forth in Section 3.7(b)(i).

       "Intellectual Property Agreements" means (i) the Intellectual Property Agreement, dated as of the Closing Date, in the form of Exhibit A-1 hereto, and
(ii) the Business Marks Assignment Agreement, dated as of the Closing Date, in the form of Exhibit A-2 hereto.

       "Interim 1998 Financial Statements" has the meaning set forth in Section 4.8(b).

       "Iridium" has the meaning set forth in the preamble.

       "Iridium Guarantee" means the guarantee, dated as of the Closing Date, by Iridium in favor of the Sellers, in the form of Exhibit B hereto.

       "IRS" means the Internal Revenue Service.

       "Knowledge", "aware of" and similar terms, with respect to the AWS Parties, means the knowledge, after reasonable inquiry, of Mark Thomas, Margaret Schimpf, Charles Aest, Mary Brodd and David Bruner, and with respect to the Buyer Parties, means the knowledge, after reasonable inquiry, of Leo Mondale and
F. Thomas Tuttle.

       "Laws" means statutes, laws, regulations and rules of any Governmental Body.

       "Leased Property" has the meaning set forth in Section 4.10.

       "Leases" has the meaning set forth in Section 4.10.

       "License" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization consent or clearance (including, without limitation, any FAA aeronautical hazard determinations) to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business to construct a ground station or to use an asset or process, in each case issued or granted by a Governmental Body.

       "Liquid Investments" means certificates of deposits, securities and other financial investments that are readily salable for cash without any restrictions.

       "Litigation" means a suit, legal action or arbitration.

       "Material Adverse Effect" on a Person means a material adverse effect on the business, assets, results of operations or financial condition of such Person and its controlled affiliates taken as a whole.

       "1997 Financial Statements" has the meaning set forth in Section 4.8(a).

       "Nondisclosure Agreements" means that certain Nondisclosure Agreement between Iridium LLC and the Company dated October 7, 1997, as supplemented by letters between Iridium LLC and the Company dated October 7, 1997 and July 6, 1998 (which letter included AWS), that certain Addendum to Nondisclosure Agreement among Iridium LLC, the Company and AWS dated as of July 6, 1998, and the Individual Nondisclosure Agreement dated as of July 6, 1998 among the Company, AWS and Mr. Neal Meehan.

       "Notes" means those certain promissory notes to be executed by the Company in favor of ATG, in the aggregate principal amount of $39,400,000, subject to adjustment in accordance with Sections 3.5 and 3.6, in the form of Exhibits C-1 and C-2 hereto. Any such adjustment shall be made in the principal amount of each Note in the proportion that such principal amount bears to the aggregate principal amount of the Notes prior to such adjustment.

       "Other Assets" has the meaning set forth in Section 8.4(c).

       "Penalty Amount" means an amount equal to the penalties accrued and that will accrue under the applicable airline contracts in connection with the Company's failure to install or deliver any equipment in accordance with the 1999 Projected Installation Schedule (including, for the avoidance of doubt, any penalties incurred under contracts with SAS) attached to Schedule X. Such Penalty Amount shall include (i) penalties accrued up to the Closing Date and
(ii) penalties projected to accrue for a period of up to 90 days thereafter, assuming that installation or delivery of the equipment affected by such failure will be made on a timetable consistent with the Company's past practices.

       "Pension Plan" has the meaning set forth in Section 4.15(b).

       "Person" means an individual, corporation, partnership, trust, unincorporated organization or other entity, or a Governmental Body.

       "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, in the form of Exhibit D-1 hereto.

       "Pre-Closing Interest" means interest at a rate of 8% per annum accruing on a specified principal amount from and including the FCC Consent Date to (but excluding) the Closing Date.

       "Preferred Stock" has the meaning set forth in Section 4.4.

       "Purchase Price" has the meaning set forth in Section 2.2.

       "Related Agreements" means the Notes, the Security Agreement, the Iridium Guarantee, the Pledge Agreement, the Transition Services Agreement and the Intellectual Property Agreements.

       "Returns" means any return, report, estimate, declaration, information return and statement of any nature with respect to Taxes, any declarations of estimated Tax or any Tax reports.

       "Sale Transaction" has the meaning set forth in Section 8.4(a).

       "SAS" means Scandinavian Airlines System.

       "Security Agreement" means the Pledge and Security Agreement, dated as of the Closing Date, in the form of Exhibit D-2 hereto.

       "Seller Parties" means AWS, ATG and Cantel.

       "Sellers" has the meaning set forth in the preamble.

       "Service Marks" has the meaning set forth in Section 7.11.

       "Shares" has the meaning set forth in the preamble.

       "Significant Contracts" has the meaning set forth in Section 4.14.

       "Significant Party" has the meaning set forth in Section 7.5(c).

       "Split Period" has the meaning set forth in Section 8.3(a)(i).

       "Tax" or "Taxes" means any United States federal, state, local or foreign income, business, occupation, environmental, gross receipts, ad valorem, alternative or add-on minimum tax profits, severance, franchise, license, transfer, sales, use, value added, payroll, employment, withholding, pension plan, property (real or personal), production, excise or similar taxes (including interest, penalties or additions to such taxes and any interest in respect of such penalties or additions).

       "Tax Arbitrator" has the meaning set forth in Section 8.3(f).

       "Tax Package" has the meaning set forth in Section 8.3(i).

       "Tax Purchase Price" has the meaning set forth in Section 8.3(e)(ii).

       "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be filed with any authority with respect to Taxes.

       "Third Party Claims" has the meaning set forth in Section 12.3.

       "Transaction Consideration" means the sum of (i) the Purchase Price and
(ii) the aggregate principal amount of the Notes, as adjusted pursuant to
Section 3.6, plus the Working Capital Excess, if any, or minus the Working Capital Deficiency, if any.

       "Transactions" means the transactions contemplated by this Agreement and the Related Agreements.

       "Transition Services Agreement" means the Transition Services Agreement, dated as of the Closing Date, in the form of Exhibit E hereto.

       "Treasury Regulations" means the rules and regulations of the IRS promulgated under the Code.

       "Value Period" has the meaning set forth in Section 8.4(a).

       "Working Capital Deficiency" has the meaning set forth in Section 3.5(c)(ii).

       "Working Capital Excess" has the meaning set forth in Section 3.5(c).

                                    ARTICLE 2

                                PURCHASE AND SALE

       2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, each of the Sellers agrees to sell, transfer, and deliver to Buyer, and Buyer agrees to purchase and accept from each of the Sellers, at the Closing, good, valid and marketable title to the Shares owned by such Seller, free and clear of any Encumbrances, for the consideration specified in Section 2.2.

       2.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale of the Shares, Buyer shall pay in cash at the Closing, as the full purchase price for the Shares, (a) to Cantel, $1,000,000 plus, if the Closing occurs more than fifteen days after the FCC Consent Date, the amount of Pre-Closing Interest thereon (the "Cantel Payment"), and (b) to ATG, $24,600,000 plus, if the Closing occurs more than fifteen days after the FCC Consent Date, the amount of Pre-Closing Interest thereon (the "ATG Payment" and, together with the Cantel Payment, the "Purchase Price"). The ATG Payment shall be subject to adjustment as provided in Sections 3.5 and 3.6.

                                    ARTICLE 3

                                     CLOSING

       3.1 Closing. The closing of the Transactions (the "Closing") will take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 a.m. (local time) on the first Business Day after the satisfaction or waiver of the conditions precedent in Sections 9.5 and 10.6, or at such other time and place as Buyer and AWS shall agree in writing (the "Closing Date").

       3.2 Delivery and Payment. At the Closing, (a) each Seller shall deliver to Buyer the stock certificates representing the Shares owned by such Seller set forth opposite its name on Schedule 3.2 hereto, with duly executed stock powers in blank and all requisite stock transfer tax stamps attached, and (b) Buyer shall pay the Purchase Price (as adjusted) by wire transfer to Sellers in immediately available funds to bank accounts designated by Sellers at least three Business Days before the Closing Date.

       3.3 Other Deliveries by Sellers.

       A. At the Closing, AWS shall deliver, or cause the Company to deliver, to Buyer the following:

       (a) Certificates as to the good standing of AWS, ATG and the Company in their respective states of organization;

       (b) Certificates representing the issued and outstanding shares of the Company's Common Stock owned by ATG;

       (c) The resignations of all directors, other than the director designated by Cantel, from the Board of Directors of the Company;

       (d) The officer's certificates of AWS and ATG referred to in Section
10.4;

       (e) The opinions of counsel referred to in Section 10.7;

       (f) Certificates of the Secretary of each of AWS and ATG as to (i) the resolutions of such Seller Party with respect to the Agreement and the Transactions and (ii) the incumbency of the officers of such Seller Party executing the Agreement and the Related Agreements;

       (g) A certificate of the Secretary of the Company as to the resolutions of the Company's shareholders and directors with respect to the Notes;

       (h) The Transition Services Agreement;

       (i) Any other instruments and documents required to be delivered by the AWS Parties or the Company at the Closing.

       B. At the Closing, Cantel shall deliver to Buyer the following:

       (a) Certificates representing the issued and outstanding shares of the Company's Common Stock owned by Cantel;

       (b) The resignation of the director designated by Cantel from the Board of Directors of the Company;

       (c) The officer's certificate of Cantel referred to in Section 10.4;

       (d) The opinion of counsel to Cantel referred to in Section 10.7;

       (e) A certificate of the Secretary of Cantel as to (i) the resolutions of Cantel with respect to the Agreement, the Transactions and the AirOne Canada Letter Agreement and (ii) the incumbency of the officers of Cantel executing the Agreement and the AirOne Canada Letter Agreement; and

       (f) Any other instruments and documents required to be delivered by Cantel at the Closing.

       3.4 Other Deliveries by Buyer Parties. At the Closing, Buyer shall deliver, or cause Iridium to deliver, as applicable, to Sellers the following:

       (a) Certificate as to the good standing of Buyer and Iridium in their states of organization;

       (b) The officer's certificates of Buyer and Iridium referred to in
Section 9.3;

       (c) Opinions of counsel to each of Buyer and Iridium referred to in
Section 9.6;

       (d) Certificates of the Secretary of Buyer and Iridium as to (i) the resolutions of Buyer and Iridium with respect to the Agreement and the Transactions and (ii) the incumbency of the officers of Buyer and Iridium executing the Agreement and the Related Agreements to which they are a party;

       (e) The Iridium Guarantee;

       (f) The Pledge Agreement;

       (g) The Intellectual Property Agreements;

       (h) The Security Agreement; and

       (i) Any other instruments and documents required to be delivered by Buyer or Iridium at the Closing.

       3.5 Adjusted Working Capital and Purchase Price Adjustment.

       (a) Determination of Final Working Capital. On or as promptly as practicable after the Closing Date, but in no event later than 60 days following the Closing Date, AWS will determine the Company's Adjusted Working Capital as of the Closing Date in accordance with the provisions of Schedule X. Upon completion of such determination, AWS will deliver to Buyer a statement (an "Adjusted Working Capital Statement") setting forth its determination of the Adjusted Working Capital. The Adjusted Working Capital shown on the Adjusted Working Capital Statement shall be deemed the final determination of such amount unless Buyer objects to such determination in accordance with Section 3.7, in which case the final determination of such amount shall be made in accordance with Section 3.7 (such amount as so finally determined is referred to herein as the "Final Working Capital").

       (b) Penalty Amount. Notwithstanding any other provisions of this Agreement or of Schedule X, the Adjusted Working Capital Statement shall include within "Accrued Expenses" the Penalty Amount, if any, and shall attach as an exhibit to the Adjusted Working Capital Statement an explanation of, and supporting documentation for, the calculation of the Penalty Amount, including the revised installation schedule used to determine the Penalty Amount.

       (c) Payment Amounts. (i) If the Final Working Capital exceeds the Base Amount, Buyer shall pay to ATG the amount of such excess (the "Working Capital Excess"), subject to the conditions set forth in paragraph (d); provided, however, that notwithstanding anything to the contrary in this Section 3.5, Buyer shall have no obligation under this sentence to pay to ATG an amount that is greater than the sum of (A) $5,000,000 and (B) the amount of all AT&T Receivables eligible for assignment in accordance with paragraph (d) below.

       (ii) If the Final Working Capital is less than the Base Amount, ATG shall pay to Buyer the amount of such deficiency (the "Working Capital Deficiency"), subject to the conditions set forth in paragraph (d) below.

       (iii) Any payment required under this Section 3.5(c) shall be made within 5 days following the determination of the Final Working Capital.

       (d) Payment Methods. Buyer shall pay any amount that it is required to pay to ATG pursuant to clause (c)(i) of this Section 3.5 by the execution of customary documentation to effect an absolute and unconditional assignment to ATG of outstanding receivables owed to the Company by any Affiliate of AWS (the "AT&T Receivables"). To the extent the AT&T Receivables are insufficient to cover the entire amount of Buyer's Section 3.5(c)(i) payment obligations, Buyer shall make up such shortfall with any combination of (i) cash and (ii) an increase in the principal amount of the Notes, provided that after giving effect to such increase the ratio of (x) the principal amount of the Notes, after excluding any adjustment made pursuant to Section 3.6, to (y) the sum of the Purchase Price and the cash referred to in the preceding clause (i) shall not exceed 3:2. At Buyer's option, Buyer may require ATG to pay any amount required to be paid by ATG to Buyer pursuant to clause (c)(ii) of this Section 3.5 by any combination of (i) cash and (ii) a decrease in the aggregate principal amount of the Notes, provided that after giving effect to any such cash payment the ratio of (x) the aggregate principal amount of the Notes, after excluding any adjustment made pursuant to Section 3.6, to (y) (I) the Purchase Price minus
(II) the amount of such cash payment shall not exceed 3:2. The amount of any payment that Buyer is required to make pursuant to Section 3.5(c)(i) that is satisfied by the assignment of AT&T Receivables shall be equal to the face amount of the AT&T Receivables so assigned, and the amount of any payment that Buyer or ATG is required to make pursuant to Section 3.5 (c)(i) or (ii), as the case may be, that is satisfied by an increase or a decrease in the principal amount of the Notes shall be the amount of such increase or decrease, as the case may be. If Buyer effects an assignment of any AT&T Receivables, all risk of collectibility and liability for any deficiencies shall be the sole responsibility of ATG.

       3.6 Other Adjustments.

       (a) Eligible Fleet Agreements. In the event that prior to the Closing Date the Company and an Eligible Carrier enter into an Eligible Fleet Agreement, AWS shall cause the Company to promptly deliver a complete and correct copy thereof to Buyer (and in any case at least three Business Days prior to the Closing), together with a calculation in reasonable detail as to the adjustment to the Transaction Consideration resulting therefrom. The Transaction Consideration shall be increased by an amount equal to the sum of (i) $50,000 multiplied by the number of airplanes covered by such Eligible Fleet Agreement with respect to which a firm order has been placed and (ii) $10,000 multiplied by the number of airplanes covered by such Eligible Fleet Agreement with respect to which an option to order the services of the Company has been granted. Any such increase may be paid, at Buyer's option, by any combination of (i) an increase in the aggregate principal amount of the Notes or (ii) an increase in the ATG Payment; provided that in no case shall the ratio of the aggregate principal amount of the Notes to the Purchase Price exceed 4:1.

       (b) Existing Carrier Agreements. In the event that prior to the Closing Date an Existing Carrier Agreement shall be terminated, the Company shall promptly give notice thereof to Buyer, together with a calculation in reasonable detail as to the adjustment to the Transaction Consideration resulting therefrom. The Transaction Consideration shall be decreased by an amount equal to $50,000 multiplied by the number of airplanes covered by such Eligible Fleet Agreement. Any such decrease shall be reflected by a decrease in the principal amount of the Notes.

       (c) Capital Expenditures.

              (i) At least three Business Days prior to the Closing, AWS shall provide to Buyer a statement setting forth in reasonable detail the Capital Expenditures made by the Company between November 1, 1998 and the FCC Consent Date. Buyer shall have 60 days from the Closing Date to object to such statement, in which case the provisions of Section 3.7(b) shall apply unless the parties otherwise agree. Once the amount of such Capital Expenditures is finally determined pursuant to Section 3.7, any adjustment due in respect thereof shall be paid in cash by the applicable party within 5 days following such determination.

              (ii) If the amount of the Capital Expenditures is less than the CapEx Target Amount, AWS shall pay to the Company, as an adjustment of the Cash Amount, an amount equal to such deficiency. If the amount of the Capital Expenditures exceeds the CapEx Target Amount, Buyer shall cause the Company to pay to AWS, as an adjustment of the Cash Amount, an amount equal to such excess.

              (iii) For purposes of this Section, "Capital Expenditures" means all costs associated with the acquisition and placing into service of all fixed assets and property of the Company, including but not limited to the labor, non-labor and equipment costs associated with installations of telephone and SATCOM systems on commercial aircraft, product development and network enhancements of ground and air network products, and investments in AirOne Canada installations, and excluding all costs allocated to the Company's program with SAS. All determinations concerning the designation of an item as a Capital Expenditure hereunder shall be made by the Company in accordance with GAAP and with the past practices and procedures of the Company.

       3.7 Objections to Determination.

       (a) Initial Objections. If Buyer believes that any determination (including initial and revised calculations) made by AWS pursuant to Section 3.5 or 3.6 is incorrect, it may object thereto by delivering to AWS a statement of its objections in reasonable detail within 15 days after the delivery to it of the determination in question. Buyer and AWS shall attempt to resolve any such disagreement promptly, but if agreement has not been reached within 10 days of receipt of such objections, the disagreement shall be resolved forthwith in accordance with the provisions of paragraph (b) of this Section 3.7.

       (b) Determination by Independent Accountant.

              (i) Any disagreement referred to in paragraph (a) above shall be submitted forthwith to arbitration by a nationally recognized independent accounting firm mutually agreed upon by KPMG Peat Marwick and PricewaterhouseCoopers (the "Independent Accountant"). Each party shall represent and warrant to the other that such Independent Accountant is not the independent auditor of such party or the ultimate parent of such party.

              (ii) The Independent Accountant shall as promptly as practicable make a determination of the items in dispute, which determination shall be final and binding upon the parties and shall be enforceable by a court of competent jurisdiction. The cost of the Independent Accountant shall be borne equally by AWS and Buyer.

       3.8 Treatment of Adjustments. The parties agree to treat any adjustments made pursuant to Sections 3.5 or 3.6 as adjustments to the Transaction Consideration for United States federal, state, local and foreign tax purposes.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE AWS PARTIES

       Each AWS Party jointly represents and warrants to the Buyer Parties that, except as disclosed in the AWS Parties' Disclosure Schedule:

       4.1 Organization of the AWS Parties; Authority. Each AWS Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

       4.2 Authorization; No Breach. The execution, delivery and performance of this Agreement, the Related Agreements to which it is a party and the consummation of the Transactions have been duly authorized by all required corporate action on the part of each AWS Party. This Agreement has been duly executed and delivered by each AWS Party and constitutes, and as of the Closing the Related Agreements to which it is a party will be duly executed and delivered by it and upon execution and delivery each such Related Agreement shall constitute, a valid and binding obligation of such AWS Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles. The execution and delivery by each AWS Party of this Agreement and the Related Agreements to which it is a party and the consummation of the Transactions will not, except to the extent that would not have or be likely to have a Material Adverse Effect on the Company or any AWS Party, (a) violate any provision of any applicable law, rule or regulation, (b) violate any order, judgment or decree applicable to any AWS Party the Company, or Claircom Licensee, (c) conflict with, or result in a breach of or default under any term or condition of the Certificate of Incorporation or By-laws of any AWS Party or Claircom Licensee, or (d) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any agreement to which any AWS Party, the Company or Claircom Licensee, is bound or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which the interest of any AWS Party in the Company or any of the Company's or Claircom Licensee's properties may be bound or to which it is a party or result in the creation of any Encumbrance upon any of the properties of the Company or Claircom Licensee.

       4.3 Organization of the Company. The Company, Claircom Licensee and, to the knowledge of AWS, each Company Subsidiary, other than CDM, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own or lease the properties and assets it now owns or holds under lease and to carry on its business as currently conducted. The Company, Claircom Licensee and, to the knowledge of AWS, each Company Subsidiary, other than CDM, is duly qualified to do business and is in good standing in jurisdictions where the nature of the properties owned or leased by it or the activities conducted by it make such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. The copies of the Certificate of Incorporation and By-laws of the Company and each Company Subsidiary heretofore delivered to Buyer are complete and correct copies of such instruments as presently in effect. All minute books of the Company and each Company Subsidiary have been made available to the Buyer Parties.

       4.4 Capitalization of the Company. The authorized capital stock of the Company consists of 50,000 authorized shares of common stock, par value $.01 per share ("Common Stock"), 12,536 shares of which are issued and outstanding and constitute the Shares, and 50,000 authorized shares of Preferred Stock, par value of $.01 ("Preferred Stock"), none of which are issued and outstanding. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no other equity securities of any kind authorized or outstanding, no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity security of the Company and no outstanding options, warrants or other agreements or commitments under which the Company is obligated to issue any additional equity securities of the Company.

       4.5 Share Ownership. ATG is the record and beneficial owner of good and valid title to the Shares set forth opposite its name on Schedule 3.2 and it owns such Shares free and clear of any liens, encumbrances, equities or claims. At the Closing, ATG shall transfer to Buyer good and valid title to such Shares. The Company is the record and beneficial owner of good and valid title to all of the issued and outstanding shares of capital stock of Claircom Licensee.

       4.6 Governmental Consents. (a) Except as set forth in this Agreement, no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Body is required to be obtained or made by the AWS Parties, Claircom Licensee or the Company in connection with the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the Transactions.

       (b) Claircom Licensee is the authorized and legal holder of all FCC Licenses that are necessary for the Company to conduct its business in the manner in which it is currently being conducted. Schedule 4.6(b) sets forth an accurate and complete list of all FCC Licenses held by Claircom Licensee and copies of such Licenses. All FCC Licenses listed on Schedule 4.6(b) are in full force and effect. Claircom Licensee is in substantial compliance in all material respects with all terms and conditions of, and all of its respective obligations under, the FCC Licenses. Except for proceedings affecting the air-to-ground radiotelephone service business generally, there is no pending, nor to the knowledge of the AWS Parties or the Company, threatened proceeding or complaint against Claircom Licensee that questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any FCC License listed on Schedule 4.6(b), or that seeks the imposition of any condition, administrative sanction, modification or amendment with respect thereto which might reasonably result in a Material Adverse Effect on the Company. To the knowledge of the AWS Parties and the Company, there is no fact that would reasonably be expected to disqualify the AWS Parties from obtaining the approval of the FCC to consummate the Transactions.

       (c) To the knowledge of AWS, ACHI and AirOne Canada Communications are in substantial compliance in all material respects with all terms and conditions of, and all of its obligations under, the Licenses. To the knowledge of the AWS Parties or the Company, there is no pending or threatened proceeding or complaint against Cantel, ACHI or AirOne Canada Communications that questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any License listed on Schedule 4.6(c), or that seeks the imposition of any condition, administrative sanction, modification or amendment with respect thereto which might reasonably result in a Material Adverse Effect on ACHI. There is no fact that, to the knowledge of the AWS Parties and the Company, would reasonably be expected to disqualify any of Cantel, ACHI and AirOne Canada Communications from obtaining the approval of the applicable Governmental Body to consummate the Transactions and the transactions contemplated by the AirOne Canada Letter Agreement.

       (d) CDM is the authorized and legal holder of all Licenses that are necessary for the Company to conduct its business in Mexico in the manner in which it is currently being conducted. Schedule 4.6(d) sets forth an accurate and complete list of all Licenses held by CDM and copies of such Licenses. All Licenses listed on Schedule 4.6(d) are in full force and effect. To the knowledge of the AWS Parties or the Company, there is no pending or threatened proceeding or complaint against CDM that questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any License listed on Schedule 4.6(d), or that seeks the imposition of any condition, administrative sanction, modification or amendment with respect thereto which might reasonably result in a Material Adverse Effect on the Company or CDM. There is no fact that, to the knowledge of the AWS Parties and the Company, would reasonably be expected to disqualify CDM from obtaining the approval of the applicable Government Body, if any, to consummate the Transactions.

       4.7 Third Party Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the Transactions by the AWS Parties and the Company do not require the consent or approval of any third party, except such consents and approvals which have been obtained or the failure of which to obtain would not have, or be likely to have, a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the Transactions, by the AWS Parties or the Company do not require the consent or approval of any party to a Significant Contract.

       4.8 Financial Matters. (a) The Company has delivered to the Buyer Parties the audited financial statements of the Company for the fiscal year ended December 31, 1997, together with the notes to such financial statements (collectively, the "1997 Financial Statements"). The audited balance sheet included in the 1997 Financial Statements fairly presents, in all material respects, the financial position of the Company as of its date and the audited statement of operations included in the 1997 Financial Statements fairly presents, in all material respects, the results of operations of the Company for the period set forth therein, in each case in accordance with GAAP consistently applied.

       (b) The Company has also delivered to the Buyer Parties financial statements with information for the nine-month period ended September 30, 1998 of the Company (the "Interim 1998 Financial Statements") and such nine-month financial statements present fairly, in all material respects, in accordance with GAAP, consistently applied, the financial condition and results of operations of the Company as of and for the period ended September 30, 1998, subject to the information in the notes contained therein.

       4.9 Absence of Certain Changes. Since September 30, 1998 there have been no changes in the business, assets or liabilities of the Company which individually or in the aggregate have had, or are likely to have, a Material Adverse Effect on the Company, other than changes of a general economic nature. Since September 30, 1998, (a) the business of the Company has been operated in the ordinary course of business consistent with past practice, (b) the Company has not has entered into, or agreed to enter into, any transaction not in the ordinary course of business and (c) the Company has not made any changes in its accounting principles or practices.

       4.10 Real Property. The Company does not have fee ownership of any real property. The leases (the "Leases") of all real property leased by the Company ("Leased Property") are in full force and effect. The Company enjoys peaceful and undisturbed possession under each such Lease and is not in default in any material respect under any of such Leases and, to the Knowledge of the

AWS Parties, no condition exists which with notice or lapse of time or both would constitute such a default thereunder and the AWS Parties are not aware of any default in any material respect by any other party to any such Lease. True and correct copies of all material Leases and subleases have heretofore been made available to the Buyer Parties. There are no consents required for any material Lease to be in full force and effect following the sale of the Shares and consummation of the Transactions. No condemnation, expropriation, eminent domain or similar proceeding is pending or, to the Knowledge of the AWS Parties, contemplated with respect to any of such Leased Property.

       4.11 Compliance with Law. The Company has been, within the past three years, and is presently in compliance with all Laws (other than the Communications Act of 1934, as amended, and the rules and regulations thereunder), except for such noncompliance with any of the foregoing as would not individually or in the aggregate have, or be likely to have, a Material Adverse Effect on the Company. The Company is presently in substantial compliance in all material respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, except for such noncompliance with any of the foregoing as would not individually or in the aggregate have, or be likely to have, a Material Adverse Effect on the Company.

       4.12 Tax Matters. (a) Except as would not have or be likely to have a Material Adverse Effect on the Company, (i) all Returns that are required to be filed by or with respect to the Company through the Closing Date have been or will be duly filed and were accurate in all material respects; (ii) all Taxes due with respect to the Returns referred to in clause (i) have been or will be paid in full or are accrued on the most recent balance sheet of the Company delivered to Buyer under this Agreement; (iii) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Returns referred to in clause (i) are currently pending; (iv) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company; and (v) there are no Encumbrances with respect to Taxes, other than Encumbrances for Taxes not yet due and payable.

       (b) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

       (c) As a result of Buyer's purchase of the Shares, neither the Company nor Buyer will be obligated to make a payment to an individual that would be an "excess parachute payment" to a "disqualified individual", as those terms are defined in Section 28OG of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

       4.13 Litigation. There is no Litigation pending or, to the knowledge of the AWS Parties, threatened against the AWS Parties, Claircom Licensee or the Company which would impair the ability of the AWS Parties or the Company to consummate the Transactions. Schedule 4.13 sets forth all Litigation pending against the Company. There is no Litigation pending or, to the knowledge of the AWS Parties, threatened against the Company or Claircom Licensee which

Litigation, if adversely determined, would have, or be likely to have, a Material Adverse Effect on the Company.

       4.14 Contracts. As of the date hereof, Schedule 4.14 sets forth all commitments or agreements to be performed by the Company after the Closing Date pursuant to which the Company is obligated to expend or has any right to receive more than $3,000,000 in any calendar year and which is not subject to cancellation by the Company upon less than twelve (12) months' notice or without penalty (collectively, the "Significant Contracts"). To the knowledge of the AWS Parties, (i) the Company has complied in all material respects with the provisions of all the Significant Contracts to which it is a party and is not in material default thereunder, (ii) no other party to a Significant Contract is in material default thereunder, and (iii) there are no events or conditions currently existing that are reasonably likely to lead to a material default. True, correct and complete copies of all Significant Contracts have heretofore been made available by the Company to Buyer. The Company is not contractually restricted from carrying out its business anywhere in the world.

       4.15 ERISA; Employee Benefits.

       (a) Schedule 4.15(a) contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of the Company or any of its subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Benefit Plans"). Except as set forth on Schedule 4.15(a), none of the Benefit Plans are maintained or sponsored by the Company or its subsidiaries and, except as indicated on Schedule 4.15(a), each Benefit Plan is maintained and sponsored by AWS. Neither the Company nor any of its subsidiaries has any commitment to create any additional material Benefit Plan or to modify or change any existing Benefit Plan in any material respect. With respect to each Benefit Plan, if applicable, the Company has provided or made available to Buyer true and complete copies of existing: (A) 401(k) Plan documents and amendments thereto; (B) the most recent summary plan description; (C) most recent determination letter issued by the IRS.

       (b) None of the Company or any of its subsidiaries has contributed, or been obligated to contribute, to any Benefit Plans which are "multiemployer plans" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) under Subtitle E of ERISA at any time since September 26, 1980. All Benefit Plans have been maintained and operated in material accordance with their terms and are in substantial compliance with applicable law, including but not limited to ERISA and the Code. No Benefit Plan is a "defined benefit plan" for purposes of ERISA ("Pension Plan"). Each Benefit Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service for "TRA" (as defined in Rev. Proc. 93-39)(including a determination that the related trust under such Benefit Plan is exempt from tax under Section 501(a) of the Code), and the AWS Parties are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of the AWS Parties or the Company, threatened Litigation relating to the Benefit Plans.

       (c) No liability under Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan").

       (d) To the knowledge of the AWS Parties or the Company, all contributions required to be made under the terms of any Benefit Plan or ERISA Affiliate Plan have been timely made. All contributions accrued through the Closing Date with respect to any Benefit Plan will be paid by the Company prior to the Closing Date or will be properly recorded on the Closing Statement.

       (e) To the knowledge of the AWS Parties or the Company, the Company has no obligations for retiree health and life benefits under any Benefit Plan. To the best knowledge of the AWS Parties or the Company, there has been no communication to Employees by the Company or any of its subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

       (f) To the knowledge of the AWS Parties or the Company, all Benefit Plans covering foreign Employees comply in all material respects with applicable local law. The Company has no material unfunded liabilities with respect to any Pension Plan which covers foreign Employees.

       (g) To the knowledge of the AWS Parties or the Company, neither the Company nor any ERISA Affiliate has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

       (h) Except as disclosed on Schedule 4.15(h), as a result, directly or indirectly, of the Transactions (including, without limitation, as a result of any termination of employment prior to or following the Closing Date), none of the Buyer, the Company or any of their respective subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

       (i) Except as set forth in Schedule 4.15(a), the consummation of the Transactions will not (a) entitle any Employee, Consultant or Director of the Company to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting, or increase the amount of compensation due any such Employee, Consultant or Director. Except as set forth in Schedule 4.15(a), within the 24 month period preceding the date hereof, the Company has taken no action to entitle, and the Company does not owe, any employee or officer of the Company any severance pay or other compensation that has not been paid.

       4.16 Labor Difficulties. (a) There is no unfair labor practice complaint against the Company pending, or to the Knowledge of the AWS Parties, threatened before the National Labor Relations Board or other similar forum or, to the Knowledge of the AWS Parties, efforts to organize with respect to employees of the Company, (b) there is not now, nor has there been within the last three years, any labor strike, slowdown or stoppage actually pending or threatened against the Company and (c) no grievance which would have, or be likely to have, a Material Adverse Effect on the Company nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. True and complete copies of all collective bargaining or union contracts or agreements to which the Company is a party have been provided to the Buyer Parties.

       4.17 Insurance. The Company has made available to the Buyer Parties true and complete copies of all insurance policies relating to the business or assets of the Company, such policies remain in full force and effect as of the date hereof and no notice of cancellation or termination has been received with respect to any such policy.

       4.18 Environmental Matters. The Company currently holds all material permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for the Company to operate its business as currently conducted ("Environmental Permits"). All Environmental Permits are listed on
Schedule 4.18 hereto. The Company has not been notified by any Governmental Body that (a) any Environmental Permit may be modified, suspended or revoked or (b) any Environmental Permit cannot be renewed, transferred, provided or otherwise obtained by the Company in the ordinary course of business.

       4.19 Undisclosed Liabilities. The Company has no liabilities or obligations, except to the extent such liabilities or obligations (a) are fully reflected as liabilities or reserved for on the balance sheet contained in the Interim 1998 Financial Statements, (b) have been incurred in the ordinary course of business by the Company (which course of business does not include the incurrence of liabilities for the failure to perform its obligations under contracts), or (c) are disclosed in any Schedule hereto, or (with respect to any of the representations and warranties set forth in this Article 4) are not required to be disclosed on a Schedule to make such representation and warranty true and would not, in the aggregate, result in a liability to the Company in excess of $500,000.

       4.20 Books and Records. The Company has made and will make available for inspection by Buyer the books of account, relating to the business of the Company and Claircom Licensee. The books of account of the Company reflect the transactions and other matters required to be set forth under GAAP applied on a consistent basis.

       4.21 Customers and Suppliers.

       (a) To the best knowledge of the AWS Parties, no material supplier or customer of the Company has canceled or otherwise terminated, or made any written threat to the Company or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the Transactions, its relationship with the Company.

       (b) Schedule 4.21 to this Agreement lists the material customers of the Company, including each customer which represented in excess of 3% of Company Revenue during the year ended December 31, 1997 or the nine months ended September 30, 1998.

       4.22 Projections. The financial projections provided by the Company to Buyer were prepared by AWS and the Company in good faith and are based on reasonable assumptions, in each case as of the date provided.

       4.23 Year 2000 Compliance. All reprogramming or replacements required to permit the proper functioning (but only to the extent that such proper functioning would otherwise by impaired by the occurrence of the year 2000), in and following the year 2000, of the computer systems and other equipment containing embedded microchips of the Company and each Company Subsidiary, and the testing of all such systems and equipment, as so reprogrammed, are expected to be completed by September 30, 1999, except to the extent that the failure to complete such reprogramming, replacements and/or testing by such time could not reasonably be expected to result in a Material Adverse Effect on the Company. The cost to the Company and the Company Subsidiaries of such reprogramming, replacements and/or testing and of the reasonably foreseeable consequences of year 2000 to the Company and the Company Subsidiaries is not anticipated to result in a Material Adverse Effect on the Company.

       4.24 Related Party Transactions. Except for such transactions which, in the aggregate, have not had, and are not likely to have, a Material Adverse Effect on the Company, all transactions between the Company and any other operations of AWS or any Affiliate of AWS reflected in the 1997 Financial Statements or the Interim 1998 Financial Statements or entered into since the date of the Interim 1998 Financial Statements were (a) entered into in the ordinary course of business consistent with past practice and (b) on terms no less favorable to the Company than those that could be obtained in a comparable arm's length transaction between two entities that were not Affiliates.

       4.25 Currency. The Company conducts all of its business in, and receives all payments due to it in, United States dollars.

       4.26 Accuracy of Copies. The copies of documents furnished by the Company to the Buyer Parties pursuant to the terms of this Agreement are complete and accurate copies of such documents.

       4.27 Brokers and Intermediaries. Neither the AWS Parties nor the Company has employed any broker, finder, consultant or intermediary in connection with the Transactions that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

       4.28 Penalties. If the Company performs in accordance with the 1999 Projected Installation Schedule attached to Schedule X, no penalties could be imposed under any airline contract as a result of the Company's failure to install or deliver equipment in a timely manner.

       4.29 LIMITATION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE AWS PARTIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE AWS PARTIES OR THE COMPANY OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE TRANSACTIONS, OR THE BUSINESS OF THE COMPANY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF CANTEL

       Cantel represents and warrants to the Buyer Parties that, except as disclosed in its Disclosure Schedule:

       5.1 Organization of Cantel; Authority. It is a corporation duly incorporated, validly existing and in good standing under the laws of Canada, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

       5.2 Authorization; No Breach. The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly authorized by all required corporate action on the part of Cantel. This Agreement has been duly executed and delivered by Cantel and constitutes a valid and binding obligation of Cantel, enforceable against Cantel in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equitable principles. The execution and delivery by Cantel of this Agreement and the consummation of the transactions contemplated hereby will not, except to the extent that would not have, or be likely to have, a Material Adverse Effect on the Company or Cantel, (a) violate any provision of any applicable law, rule or regulation, (b) violate any order, judgment or decree applicable to Cantel, (c) conflict with, or result in a breach of or default under any term or condition of the Certificate of Incorporation or By-laws of Cantel or (d) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which Cantel or any of its properties may be bound or to which it is a party or result in the creation of any Encumbrance upon any of the properties of the Company.

       5.3 Share Ownership. Cantel is the record and beneficial owner of good and valid title to the Shares set forth opposite its name on Schedule 3.2 and it owns such Shares free and clear of any liens or encumbrances. At the Closing, it shall transfer to Buyer, good and valid title to such Shares.

       5.4 Governmental Consents. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Body is required to be obtained or made by Cantel in connection with the execution, delivery and performance by Cantel of this Agreement, the Transactions and the AirOne Canada Letter Agreement.

       5.5 Third Party Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Cantel do not require the consent or approval of any third party, except such consents and approvals which have been obtained or the failure of which to obtain would not have, or be likely to have, a Material Adverse Effect on the Company or ACHI.

       5.6 Litigation. There is no Litigation pending against Cantel or, to the knowledge of Cantel, threatened against Cantel which would materially impair the ability of Cantel to consummate the Transactions.

       5.7 Brokers and Intermediaries. Cantel has not employed any broker, finder, consultant or intermediary in connection with the Transactions that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

       5.8 Canadian Organization, Authority and Licenses. Each of Cantel, ACHI and AirOne Canada Communications is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own or lease the properties and assets it now owns or holds under lease and to carry on its business as currently conducted. Each of ACHI and ACHI's subsidiaries is duly qualified to do business and is in good standing in jurisdictions where the nature of the properties owned or leased by it or the activities conducted by it make such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on ACHI. AirOne Canada Communications is the authorized and legal holder of all Licenses that are necessary for ACHI and the Company to conduct their respective businesses in Canada in the manner in which they currently are being conducted. Schedule 5.8 sets forth an accurate and complete list of all Licenses held by AirOne Canada Communications and copies of such Licenses. All Licenses listed on Schedule 5.8 are in full force and effect. AirOne Canada Communications is in substantial compliance in all material respects with all terms and conditions of, and all of its obligations under, the Licenses. There is no pending, or to the knowledge of Cantel, threatened proceeding or complaint against Cantel, ACHI or AirOne Canada Communications that questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any License listed on Schedule 5.8, or that seeks the imposition of any condition, administrative sanction, modification or amendment with respect thereto which might reasonably result in a Material Adverse Effect on the Company or ACHI. There is no fact that would reasonably be expected to disqualify Cantel, ACHI, AirOne Canada Communications from obtaining the approval of the applicable Governmental Body to consummate the Transactions and the transactions contemplated by the AirOne Canada Letter Agreement.

       5.9 LIMITATION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, CANTEL MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY CANTEL OR THE COMPANY OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE TRANSACTIONS, OR THE BUSINESS OF THE COMPANY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

       Each Buyer Party represents and warrants to the Seller Parties that, except as disclosed in the Buyer Parties' Disclosure Schedule:

       6.1 Organization of Buyer; Authority. (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

       (b) Iridium is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with the limited liability company power and authority to enter into this Agreement and the Iridium Guarantee and to perform its obligations hereunder and thereunder.

       6.2 Authorization; No Breach. The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party, and the consummation of the Transactions have been duly authorized by all requisite limited liability company or corporate action on the part of each Buyer Party. This Agreement has been duly executed and delivered by each Buyer Party, and as of the Closing the Related Agreements to which it is a party will be duly executed and delivered by it and upon execution and delivery each Related Agreement shall constitute a valid and binding obligation of each Buyer Party, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equitable principles. The execution and delivery by each Buyer Party of this Agreement and the Related Agreements to which it is a party and the consummation of the Transactions will not, except to the extent that would not have, or be likely to have, a Material Adverse Effect on such Buyer Party, (a) violate any provision of any applicable law, rule or regulation, (b) violate any order, judgment or decree applicable to any Buyer Party, (c) conflict with, or result in a breach of or default under, any term or condition of the Certificate of Incorporation, By-laws or limited liability company agreement of any Buyer Party or (d) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which any Buyer Party or any of their properties may be bound or to which it is a party.

       6.3 Financial Capability. On the Closing Date, Buyer shall have sufficient funds available to comply with Buyer's obligations to consummate the Transactions.

       6.4 Consents. Except as set forth in this Agreement, no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Body is required to be obtained or made by any Buyer Party in connection with the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the Transactions.

       6.5 Third Party Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the Transactions by any Buyer Party, do not require the consent or approval of any third party, except such consents and approvals which have been obtained or the failure of which to obtain would not have, or be likely to have, a Material Adverse Effect on the Company.

       6.6 Litigation. There is no Litigation pending or, to knowledge of any Buyer Party, threatened against any Buyer Party which would materially impair the ability of the Buyer Parties to consummate the Transactions.

       6.7 Acquisition of Shares. The Shares are being acquired by Buyer for its own account solely for the purpose of investment without the view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof. Buyer shall not so distribute or resell any Shares in violation of any such law; provided, Buyer may, subject to its compliance with Section 8.5, transfer Shares to an Affiliate.

       6.8 Maintenance of Corporate Existence. The Buyer intends to preserve its corporate existence and has no present intention of transferring or assigning any of the Shares or all or substantially all the assets of the Company (by sale, merger or otherwise) to a non-corporate entity.

       6.9 Compliance and Qualifications. To the knowledge of the Buyer Parties, there is no fact concerning the Buyer Parties that has not been disclosed in writing by them to AWS that would be reasonably likely (a) to render the Buyer Parties legally, technically or financially unqualified under the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder, to hold the FCC Licenses described in Schedule 4.6(b) or the Shares of the Company or (b) to cause the acquisition of the Shares by the Buyer Parties to disqualify Claircom Licensee from holding the FCC Licenses described in Schedule 4.6(b).

       6.10 Brokers and Intermediaries. Buyer has not employed any broker, finder, advisor or intermediary in connection with the Transactions which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

       6.11 LIMITATION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE BUYER PARTIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY BUYER OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLERS OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                    ARTICLE 7

                        CERTAIN PRE-CLOSING COVENANTS AND
                            AGREEMENTS OF THE PARTIES

       7.1 Access and Information. (a) Between the date of this Agreement and the Closing Date, AWS shall, and shall cause the Company to, (i) give Buyer and its authorized representatives full and complete access to all properties, personnel, facilities and offices of the Company and to the books and records of the Company (and permit Buyer to make copies thereof), (ii) permit Buyer to make inspections thereof and (iii) cause its officers and employees to furnish Buyer with such financial information and operating data and other information with respect to the business and properties of the Company, and to discuss with Buyer and its authorized representatives the affairs of the Company, all as Buyer may from time to time reasonably request for the purposes of this Agreement during normal business hours and with reasonable notice to the AWS Parties and the Company. Notwithstanding the foregoing, Buyer acknowledges that with respect to certain confidential information, any disclosure to be made to Buyer may be subject to the rights of third parties and Buyer may be required to execute certain non-disclosure agreements and agrees to execute any such agreements, or other documentation in connection therewith, prior to being provided with or being given access to such information. In the event that a Closing does not occur hereunder, the Buyer Parties agree that, for a period of one year from the date the Agreement is terminated, neither the Buyer Parties nor an affiliate or subsidiary of a Buyer Party shall directly or indirectly induce any employee of the Company to terminate employment with the Company and shall not directly or indirectly employ or offer employment to any person who is or was employed by the Company unless such person shall have ceased to be employed by the Company for a period of at least six months.

       (b) Other than as permitted by the Nondisclosure Agreements, between the date of this Agreement and the Closing Date, the Buyer Parties shall and shall cause their officers and directors and shall use reasonable efforts to cause all their other employees, auditors, attorneys, consultants, advisors and agents, to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all confidential information of the AWS Parties or the Company furnished to the Buyer Parties by AWS or the Company or their respective representatives in connection with the Transactions and shall not release or disclose such information to any other Person, except their auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Transactions, provided that if the Buyer Parties are compelled to disclose any such information, the Buyer Parties shall provide AWS with written notice as soon as reasonably practicable in order to provide AWS with an opportunity to prevent or limit such disclosure and the Buyer Parties shall provide reasonable cooperation to AWS in such regard. If the Closing does not occur (i) such confidence shall be maintained by the Buyer Parties, and the Buyer Parties shall cause their officers and directors and shall use reasonable efforts to cause such other Persons to maintain such confidence, except to the extent such information comes otherwise into the public domain and (ii) upon the request of AWS or the Company, the Buyer Parties shall promptly return to AWS or the Company any written materials remaining in its possession, which materials it has received from AWS, the Company or their respective representatives, together with all copies thereof in the possession of the Buyer Parties, and shall certify to AWS that they have returned all such materials.

       7.2 Conduct of the Business. Except as expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, AWS shall cause the Company to conduct the Company's business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and employees and preserve in all material respects its present business relationships and goodwill (including, but not limited to, its relationship with Cantel), provided that AWS shall not be responsible for changes in the Company's business resulting from the Transactions or from any actions taken or anticipated to be taken by Buyer following the Closing Date, including, without limitation, any adverse reaction thereto from any employee, customer or supplier, provided further that AWS shall use reasonable efforts to inform Iridium of any such adverse reaction of which it or the Company becomes aware that would have a material impact on the conduct of the business. In addition, except as otherwise expressly provided in this Agreement or as consented to by Buyer (such consent not to be unreasonably withheld), between the date of this Agreement and the Closing Date, AWS shall not permit the Company to:

       (a) amend its Certificate of Incorporation or By-laws;

       (b) purchase, redeem, issue, sell or otherwise acquire or dispose of, either directly or indirectly, any of the Shares, or reclassify, split or otherwise change any of the Shares or grant or enter into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of the Shares;

       (c) (i) make or grant any increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of Employees or enter into any contract or other binding commitment in respect of any such increase, or (ii) amend, adopt or terminate any 401(k) or health and welfare plan covering Employees in any way that exclusively affects Employees of the Company, or (iii) enter into any negotiations in respect of any collective bargaining agreement covering Employees, except in each case in the ordinary course of business (including but not limited to (in the case of clause (i)) increases in connection with employee annual reviews provided the aggregate of all such increases does not exceed 5% of the aggregate employee compensation paid by the Company), as provided in
Schedule 7.2(c) or as required by Law, or except to the extent that Seller has agreed to bear the cost thereof; provided that, in addition to increases otherwise permitted under this paragraph (c), the Company may further increase the compensation of any Employee provided the aggregate amount of all such increases pursuant to this proviso payable in any one quarter shall not exceed $200,000;

       (d) sell, assign, transfer, pledge, encumber or otherwise dispose of or agree to sell, assign, transfer, pledge, encumber or otherwise dispose of any of its assets or properties in excess of $350,000 in the aggregate or otherwise material to the business or any other material right, except in each case in the ordinary course of business;

       (e) enter into any material contract, Eligible Fleet Agreement, or any material amendment, supplement or waiver in respect of any material contract, other than in the ordinary course of business;

       (f) agree to pay any legal, accounting, brokerage, taxes or other expenses in connection with this Agreement or the Transactions except any such expenses or obligations to be paid in full prior to the Closing Date;

       (g) cancel or compromise any debt or claim, or waive or release any material right, other than adjustments in the ordinary course of business for goods and services sold and received which, in the aggregate, are not material and the settlement of any pending or threatened litigation listed on Schedule 4.13;

       (h) make or commit to make any capital expenditures or capital additions or improvements in excess of an aggregate of $2 million, other than pursuant to capital expenditure commitments disclosed on Schedule 3.6(c)(ii); or

       (i) incur any indebtedness in excess of $500,000, except for the incurrence of (i) indebtedness (excluding accounts payable incurred in the ordinary course of business) pursuant to the Notes or (ii) indebtedness to AWS or its affiliates that will be discharged prior to Closing or included in the Adjusted Working Capital Statement;

       (j) enter into any transaction that would have a material adverse effect on Buyer's ability to conduct the business of the Company as currently conducted; or

       (k) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

       7.3 AWS Commitments.

       (a) AWS shall perform, or cause ATG to perform, the obligations to be performed by ATG under this Agreement and any Related Agreements to which ATG is a party.

       (b) At the Closing, AWS shall cause the Company to have cash, cash equivalents and other Liquid Investments having a value at least equal to the Cash Amount.

       (c) Other than the intercompany account evidenced by the Notes and the intercompany accounts listed on Schedule 7.3(c), AWS shall cause all intercompany accounts of the Company owed to AWS or any of its Affiliates (other than the Company) to be settled in full at or prior to the Closing. Any amount owing by the Company not so settled shall be canceled at the Closing. With respect to the foregoing, prior to the Closing the Company shall deliver to ATG the Notes.

       7.4 Insurance. AWS shall cause the Company to keep in effect until the Closing all policies of insurance in effect as of the date hereof maintained by AWS or the Company insuring the assets, properties, business or operations of the Company. Upon Closing, coverage for the Company under all AT&T Corp.'s insurance policies, as well as all of the Company's coverage under insurance-related surety bonds, will cease as of that date. The Buyer Parties are responsible for the uninsured portion of all claims (including any deductible) for damages made against the Company before, on, or after the closing date, unless the Seller Parties are responsible therefor pursuant to
Section 12.1.

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       7.5 Iridium Commitments.

       (a) Iridium shall perform, or cause Buyer to perform, the obligations to be performed by Buyer under this Agreement and any Related Agreements to which Buyer is a party.

       (b) The Buyer Parties agree to use their reasonable efforts to cause the AWS Parties and their Affiliates (other than the Company) to be released at the Closing or as soon as practicable thereafter from any obligations or liabilities under any guarantees in respect of any obligation of the Company with respect to Significant Contracts (the "Guarantees"). If the Closing occurs, the Buyer Parties agree to indemnify and hold harmless the AWS Parties and their Affiliates (other than the Company) from any loss arising out of any such unreleased Guarantees in connection with the failure of the Company or any of its Affiliates to perform any obligations thereunder after the Closing.

       (c) Upon the reasonable request of AWS or any party to a Significant Contract (a "Significant Party") in connection with obtaining a consent to the Transaction from a Significant Party, the Buyer Parties agree to guarantee the performance of the Company thereunder or provide other reasonable assurances to such Significant Party in connection therewith.

       7.6 Announcements. Between the date of this Agreement and the Closing Date, except to the extent required by applicable law or stock exchange rule or regulation or in response to inquiries made from any Governmental Body: (a) neither the Buyer Parties nor the Seller Parties shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by law, the parties shall consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text;
(b) subject to Section 7.1 hereof, the Buyer Parties shall not, and shall not permit their representatives, consultants and agents to, communicate with customers, suppliers or employees of the Company with respect to the Transactions or the business of the Company without the prior written consent of AWS not to be unreasonably withheld; and (c) the Buyer Parties shall not (except with respect to the HSR Act and the applications filed with the FCC and the FAA pursuant to Section 7.7 hereof) communicate with any government officials with respect to the Company or Sellers or the Transactions without the prior consent of Sellers, which consent shall not be unreasonably withheld.

       7.7 Further Actions. (a) The Seller Parties, the Company and the Buyer Parties agree to use best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Transactions, including, without limitation, to obtain or cause to be obtained all consents of third parties (including without limitation consents of the FAA and other Governmental Bodies) necessary to be obtained by any of them in order to consummate the Transactions.

       (b) As promptly as practicable, Buyer and Sellers shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the



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


HSR Act all requisite documents and notifications (if any) in connection with this Agreement and the Transactions. Buyer and Sellers shall coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the other may require to comply with the HSR Act.

       (c) In addition to the filing required by the HSR Act, Sellers and Buyer shall, and AWS shall cause the Company to, (i) file with the FCC and any other applicable Governmental Bodies (including, but not limited to the FAA) the applications and related documents required to be filed by such Governmental Bodies (and prosecute diligently any such applications, including providing such information as such Governmental Bodies may reasonably request) in order to consummate the Transactions, (ii) cooperate with the other as may reasonably be requested in connection with the foregoing, and (iii) otherwise use their best efforts to obtain promptly the requested consent and approval of the applications by the FCC and any other applicable Governmental Bodies. The AWS Parties and the Buyer Parties shall each pay one half of all FCC filing or other Governmental Body filing or grant fees in connection with the applications requesting its consent to the consummation of the Transactions.

       (d) All license, regulatory and other fees assessed by any Governmental Body shall be apportioned between AWS and Buyer based on number of days in the assessment period prior to and after the Closing Date, respectively, except that each party shall pay the portion of any fee, assessments or charge imposed on the basis of gross receipts or gross revenue, including but not limited to universal service charges, to the extent due on the gross receipts or gross revenue earned by the Company while controlled by the party.

       (e) At all times prior to the Closing, AWS and the Company shall promptly notify Buyer in writing of any fact, condition, event or occurrence that comes to the attention of AWS or the Company that is reasonably likely to result in the failure of any of the conditions contained in Section 9 to be satisfied, promptly upon either of them becoming aware of the same.

       (f) Between the date of this Agreement and the Closing Date, AWS shall cause the Company to use the Company's best efforts to (a) maintain (and to the extent not currently enjoyed by the Company, obtain) all licenses, permits, registrations, consents, approvals or authorizations necessary to conduct the Company's businesses in the manner in which they are currently operated in Mexico and Canada (the "Foreign Licenses") and (b) comply with the Foreign Licenses as well as all applicable legal, regulatory or other governmental requirements applicable to the Company's businesses as currently operated in Mexico and Canada and, to the extent that ACHI, CDM or the Mexican or Canadian operations are not currently in compliance with the Foreign Licenses or any applicable Law, bring ACHI, CDM and such operations into compliance, except in each case where such failure (individually or in the aggregate) does not, and is not reasonably expected to, have a Material Adverse Effect on CDM or ACHI. Notwithstanding the foregoing and any other provision of this Agreement creating a comparable obligation with respect to the Foreign Licenses, the Company Subsidiaries, the Company Subsidiaries holding such Foreign Licenses and compliance with applicable legal, regulatory or other governmental requirements, none of the Company, the



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


Company Subsidiaries, Sellers or any affiliates of Sellers shall be required to take any action that, in their good faith judgment, they would not have taken with respect to the Foreign Licenses, the Company's business relating thereto, the Company Subsidiaries holding such Foreign Licenses or compliance with applicable legal, regulatory or other governmental requirements (i) in the prudent conduct of the Company's business and (ii) absent the Transactions contemplated by this Agreement.

       7.8 Expenses. All costs and expenses incurred in connection with this Agreement and the Transactions (including fees and disbursements of financial advisors, accountants and attorneys and any brokers or finders), shall be paid
(a) by each Seller, if such costs or expenses are incurred by or on behalf of such Seller or the Company and (b) by Buyer, if such costs or expenses are incurred by or on behalf of Buyer, provided that Buyer shall be liable for all sales, filing, recordation, transfer and similar taxes arising from or associated with the sale and transfer of the Shares.

       7.9 Advertising. Between the date of this Agreement and the Closing Date, AWS shall cause the Company to arrange such advertisements and promotions as Iridium may reasonably request from time to time to promote the Company's services to be provided by Iridium after Closing (including without limitation, print advertisements in in-flight magazines) provided that (a) Iridium shall reimburse the Company for any related out-of-pocket expenses promptly upon the Company's request (such request to attach the underlying invoices); (b) the Company is not required to incur related out-of-pocket expenses in excess of $500,000.00, (c) the Company is not required to arrange such advertisements or promotions as may be reasonably objected to by the Company's counsel, Akin, Gump, Strauss, Hauer & Feld L.L.P., on regulatory grounds and (d) any such request shall have been approved by AWS, such approval not to be unreasonably withheld (it being agreed that it shall be reasonable for AWS to withhold approval of any advertisement or promotion that could be adverse to the interests of AWS and its Affiliates).

       7.10 Certain Liabilities. On or prior to the Closing Date, AWS and the Company shall procure the release of the Company from any and all liabilities payable to AT&T Corp. or any of its affiliates outstanding on the Closing Date unless such liabilities are reflected on the Adjusted Working Capital Statement.

       7.11 Canadian Service Marks. (a) At or prior to the Closing, AWS and Cantel shall terminate the rights of AirOne Canada to use any trademark, service mark, trade name, trade dress or other indicia of origin owned by AWS or Cantel or their respective affiliates as well as any composite marks based thereon (the "Service Marks"), and (b) neither Cantel nor Buyer Parties shall permit AirOne Canada to use the Service Marks from and after the Closing, provided that Buyer and AirOne Canada may continue to use such Service Marks provided they shall remove such Service Marks from any equipment or manufacturing materials (including but not limited to handsets and other telecommunications equipment on board customer aircraft) as soon as practical but in no event later than six (6) months after the Closing.



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


       7.12 Certain Working Capital Matters. (a) All accounts receivable, both billed and unbilled, and other debts due and to be included in the calculation of Adjusted Working Capital pursuant to Schedule X shall, at the time of such calculation, represent bona fide indebtedness incurred by the applicable account debtors and shall have arisen in the ordinary course of the Company's business. All allowances for doubtful accounts reflected in such calculation shall be made in accordance with the Company's past practices except that in no event shall accounts receivable that are more than 270 days delinquent in payment be included in such calculation, and, to the knowledge of AWS and the Company, no account receivable shall be subject to a pledge in favor of any third party.

       (b) Any liabilities payable to AT&T Corp. or any of its affiliates that are included on the Adjusted Working Capital Statement shall represent valid payables the amounts of which are fixed and not subject to change.

       (c) The revised installation schedule to be attached to the Adjusted Working Capital Statement shall be prepared by AWS in good faith and based on reasonable assumptions.

       7.13 AirOne Canada Letter Agreement. Each of the Buyer Parties and each of the Seller Parties shall use its best efforts to satisfy, or cause the satisfaction of, the condition set forth in Sections 9.9 and 10.9 as soon as is reasonably possible.

                                    ARTICLE 8

                  OTHER COVENANTS AND AGREEMENTS OF THE PARTIES

       8.1 Employee Matters. (a) AWS has previously delivered to Buyer a document that lists separately each current employee of the Company and each such employee's name, job title, current salary and any other compensation items (e.g., bonus, allowances, etc.), years of service and the current status of each such employee (e.g., whether the employee is active, on short-term disability, on leave of absence, etc.). Such document shall be updated by AWS fifteen (15) days prior to the scheduled Closing Date and a final list of employees of the Company as of the Closing Date ("Final List") shall be provided by AWS to Buyer as soon as practicable (but in no event later than 7 days following the Closing
Date). For purposes of this Agreement, "Company Employee" shall refer to each employee of the Company as of the Closing Date as set forth on the Final List.

       (b) Effective as of the Closing Date, Buyer shall cause the Company to continue to employ each employee of the Company at the same base rate of pay and each employee of the Company shall be eligible for bonuses on substantially the same basis as are provided to similarly situated employees of Buyer.

       (c) Buyer shall either cause the Company to maintain in effect, for a period of twelve months following the Closing Date, all severance pay plans in effect for the benefit of employees of the Company immediately prior to the Closing Date or establish and maintain a severance pay plan for all employees of the Company which provides severance benefits equal to or greater than the severance pay plans in existence immediately prior to the Closing Date.

       (d) Except as specifically required in paragraphs (c), (f) and (g) of this Section 8.1, nothing in this Agreement shall limit the ability of the Company following the Closing Date to amend or terminate any Benefit Plan.

       (e) The AWS Parties shall retain all liabilities with respect to benefits accrued and claims incurred with respect to all Company Employees under any Benefit Plan (with the exception of liabilities with respect to accrued sick or vacation benefits which shall become a liability of the Buyer) as of the last moment of the day before the Closing Date, including short-term disability benefits for individuals who are receiving short-term disability benefits prior to the Closing Date. Except as otherwise provided in this Agreement, as of the last moment of the Closing Date, all Company Employees shall cease to participate as active employees in or accrue benefits under the Benefit Plans. Thereafter, neither Buyer nor any of its Affiliates shall assume nor shall any Company Employee be entitled to participate in any of the Benefit Plans, except to the extent such plans provide by their terms for participation after the Closing Date or as otherwise required by law. Sellers shall be responsible for providing any continuation coverage required pursuant to Section 4980B of the Code as the result of any "qualifying event" (within the meaning of Section 4980B(f)(3) of the Code) occurring with respect to any Company Employee or any spouse or dependent thereof on or prior to the Closing Date.

       (f) Immediately after Closing, all Company Employees shall be eligible to participate in the pension, savings, profit sharing, health and welfare benefit plans, programs and practices of Buyer generally applicable to other similarly situated employees of Buyer. Buyer agrees that all Company Employees and dependents who participated in the AWS group health and welfare plans prior to Closing shall be covered by Buyer's health and welfare plans immediately after Closing. Buyer further agrees that it shall not materially adversely change such plans, programs and practices for the one-year period following the Closing Date. All employees of the Company shall be eligible to authorize a direct roll over of their account balances in the AT&T Wireless Services 401(k) Retirement Plan to the defined contribution plan maintained by Buyer.

       (g) Buyer shall recognize, from and after the Closing Date, each Company Employee's service, as set forth on Schedule 8.1(a) of this Agreement, for purposes of determining eligibility to participate in and vesting, and, if applicable, eligibility to commence retirement benefits (including any early retirement subsidies), but not benefit accruals, under any qualified pension, savings, or profit-sharing plans in which Company Employees may participate, or such other qualified pension or profit-sharing plans maintained by Buyer or established on or after the Closing Date in which Company Employees participate, and for purposes of determining eligibility to participate in and the schedule of benefits provided by any group health plans, vacation and other paid time off plans and policies, severance, sick pay, disability and other welfare benefit plans established or maintained by Buyer or its Affiliate on or after the Closing Date; provided, however, that until December 31, 1999, each Company Employee shall be entitled to at least the amount of vacation, sick leave, personal days and similar time off for which they are eligible (and which remains unused) under the AWS Parties' policies in effect immediately prior to the Closing Date, and for all subsequent years, shall be entitled to the amount of vacation and sick leave as determined under the sick leave, vacation and paid time off policy of Buyer or the Company, as the case may, based on such Company Employee's service recognized pursuant to this Section 8.1(g).

       (h) Neither the AWS Parties nor their Affiliates shall have any liabilities or obligations with respect to benefits accrued and claims incurred under any such plans, or any other plans sponsored, maintained or contributed to by Buyer for or in respect of any Company Employee, after the end of the day before the Closing Date.

       (i) For purposes of determining whether any Company Employee or his or her covered dependents have satisfied any required co-payments, annual deductibles and out-of-pocket maximums from and after the Closing under the terms of the Company's or Buyer's or its Affiliate's group health plan for the calendar year in which the Closing occurs, Company Employees and their covered dependents shall be credited with the amount of deductibles and co-payments made by, or on behalf of, such Company Employees and their covered dependents under the AWS Parties' group health plan for such year.

       (j) With respect to flexible spending arrangements in which Company Employees participate, to the extent permitted under ERISA or the Code, the AWS Parties shall continue to apply amounts credited to the accounts of Company Employees for covered medical expenses to the extent that such expenses are incurred on or before the Closing Date and with respect to dependent care expenses to the extent such expenses are incurred on or before December 31 of the year in which the Closing Date occurs.

       8.2 Access to Books and Records.

       (a) Access. On and after the Closing Date, Buyer shall cause the Company to give to the Sellers and their representatives such access as Sellers may reasonably request to the properties, books, records and employees of the Company relating to any period ending on or before the Closing Date, for purposes including but not limited to (i) preparing any Tax Return and financial statements and responding to Tax audits relating to the Company, or (ii) investigating, preparing the defense or prosecution of, prosecuting or defending any litigation proceeding, or investigation pending, threatened or anticipated by or against the Company or any of the Sellers, except in an action between the parties hereto; provided that (x) the normal conduct of the business of the Company shall not be disrupted thereby and (y) in the event of any litigation or threatened litigation between the parties, the foregoing shall in no event be, or be deemed to be, a waiver by a party of any right to assert the attorney-client privilege or other applicable privilege. Subject to the foregoing, such access shall include, without limitation, assuring the presence of a party's former employees as witnesses at depositions, hearings or trials.



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


       (b) Maintenance of Records. For a period of six years after the Closing Date, Buyer shall cause the Company to maintain the books and records of the Company in existence as of the Closing Date. In the event AWS provides the Buyer or the Company with a written request to be provided with such books and records, prior to the end of such six year period, Buyer shall cause the Company to refrain from disposing of any such books or records covering periods prior to the Closing Date, and shall (at AWS' expense) provide such books and records to AWS instead of disposing thereof.

       8.3 Tax Matters.

       (a) Liability for Taxes.

              (i) Except for the amount of Taxes described in clause (A), (B) or (C) of this clause (i) that is deducted in calculating the Final Working Capital in accordance with Schedule X, the AWS Parties shall be liable for and indemnify Buyer or the Company as the case may be, for all Taxes (A) imposed on the Company, or for which the Company may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any portion of a taxable year or period beginning before and ending after the Closing Date ("Split Period"), the portion of such Split Period ending on and including the Closing Date, (B) for which the Company is held liable as a member of any combined, consolidated or unitary group of which the Sellers or any of its Affiliates (other than the Company) is or was a member pursuant to any federal, state, local or foreign law with respect to Taxes or (C) imposed as a result of the parties making an election pursuant to Section 338(h)(10) of the Code (including any similar election or inability to make such an election under any state or local statute corresponding to federal laws).

              (ii) The Company shall be liable for and Buyer shall indemnify Sellers for all Taxes imposed on Sellers with respect to the Company for any taxable year or period that begins after the Closing Date and, with respect to a Split Period, the portion of such Split Period beginning after the Closing Date.

       (b) Taxes for Short Taxable Year. For purposes of paragraph (a), whenever it is necessary to determine the liability for Taxes of the Company for a portion of a Split Period, the determination of the Taxes for the portion of the Split Period ending on, and the portion of the Split Period beginning after, the Closing Date, shall be determined by assuming that the Company had a taxable year or period that ended at the close of the Closing Date, except that any such Tax imposed annually based on ownership of assets on a particular date shall be prorated to the period to and including the Closing Date and the period thereafter.

       (c) Tax Refunds. Sellers shall be entitled to any refund of any Taxes, including interest paid thereon, if any, net of income taxes due thereon, with respect to periods ending on or before the Closing Date. AWS shall have the right to determine whether any claim for refund for such Taxes shall be made on behalf of Sellers by the Company. If AWS elects to make a claim for refund, the Buyer Parties and the Company shall cooperate fully in connection therewith.

Notwithstanding the foregoing, Sellers shall not be entitled make any claim for refund of Taxes which would adversely affect the liability for Taxes of Buyer or the Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Sellers have indemnified Buyer against the effects of any such settlement. Sellers shall reimburse Buyer and the Company for reasonable out-of-pocket expenses incurred in providing such cooperation.

       (d) Coordination. Without the prior written consent of Sellers (which consent may not be unreasonably withheld and shall not be necessary to the extent that Buyer has indemnified the Sellers against the effects of any such election or filing), neither Buyer, the Company, nor any Affiliate of Buyer shall (i) make any election or (ii) file any amended Tax Return or propose or agree to any adjustment of any item with the Internal Revenue Service or any other taxing authority with respect to any tax period ending on, before or including the Closing Date that would have the effect of increasing the liability for any Taxes or reducing any Tax benefit of Sellers or the Company.

       (e) Section 338(h)(10) Election.

              (i) Buyer and Sellers shall take all steps necessary to make a timely election under Section 338(h)(10) of the Code (and any comparable election under state or foreign tax law) with respect to Buyer's acquisition of the Shares from Sellers. Buyer and Sellers shall cooperate fully with each other in the making of such election.

              (ii) In particular and not by way of limitation, in order to effect such election, Buyer and Sellers shall jointly execute necessary copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury Regulations. Accordingly, Buyer and Sellers agree, on the Closing Date, to (x) enter into a Purchase Price Allocation Agreement (the "Allocation Agreement") providing for the allocation of the purchase price for tax purposes (as determined therein, the "Tax Purchase Price") consistent with the provisions of Section 338 of the Code and Treasury Regulations thereunder and (y) cooperate in the preparation of Form 8023 for timely filing in each of their respective federal income Tax Returns. For purposes of the Allocation Agreement, the allocation of the Tax Purchase Price to the assets of the Company shall be as agreed to by Buyer and AWS, or, if Buyer and AWS cannot agree, then the assets on which agreement has not been reached shall be subject to an appraisal by an independent appraiser which shall be acceptable to both parties. The amount of the Tax Purchase Price allocated to such assets so appraised shall be equal to their respective appraised fair market values. Unless otherwise prohibited by law, all foreign, federal, state and local income Tax returns filed by Buyer and the Sellers shall be filed consistently with the allocations made pursuant to the Allocation Agreement.

       (f) Tax Returns. Sellers shall file or cause to be filed when due, including extensions thereof, all Returns that are required to be filed with respect to the Company for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Returns, and Buyer shall file or cause to be filed when due all Returns that are required to be filed with respect to the Company for taxable years or periods beginning and ending after the Closing Date and shall pay any Taxes due in respect of such Returns. Sellers and Buyer shall jointly prepare and Buyer shall file or cause to be filed all Returns that are required to be filed with respect to the Company for any Split Period taxable year, and AWS and Buyer agree to negotiate and resolve in good faith any issue arising as a result of the preparation of such Tax Return. In the event the parties are unable to resolve any dispute prior to thirty (30) Business Days before the due date of such Tax Return, including extensions thereof, if a request for extension has been timely filed, AWS and Buyer shall jointly select a public accounting firm with nationally recognized tax expertise ("Tax Arbitrator") to resolve the dispute. If the Tax Arbitrator has not resolved the dispute within five (5) Business Days prior to the due date (including extensions) for the filing of the Tax Return in question, then Buyer may file such Tax Return in accordance with its position on such disputed issue without AWS' consent. Notwithstanding the filing of such Tax Return, the Tax Arbitrator shall make a determination with respect to any disputed issue, and the amount of Taxes for which Sellers are responsible pursuant to Section 8.3(b) shall be as determined by the Tax Arbitrator. The fees and expenses of the Tax Arbitrator shall be shared equally by Buyer and Sellers. Not later than five (5) Business Days before the due date for the payment of Taxes with respect to such Tax Return or (ii) in the event of a dispute five (5) Business Days after notice to Sellers of resolution thereof, Sellers shall pay to Buyer an amount equal to the Taxes allocable to Sellers pursuant to Section 8.3(b). Notwithstanding the foregoing, in the case of a dispute, Sellers shall pay to Buyer not later than five (5) Business Days before the due date for the payment of Taxes with respect to such Tax Return, the amount of Taxes that Sellers reasonably believe at such time is properly allocable to Sellers pursuant to Section 8.3(b). No payment pursuant to this Section shall exempt Sellers from their indemnification obligations pursuant to this Agreement if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of Sellers exceeds the amount of Sellers' payment under this Section.

       (g) Contest Provisions. Whenever Buyer receives a notice of any pending or threatened audit or assessment for any taxable period for which Sellers are or may be liable under this Agreement, Buyer shall promptly inform Sellers in writing, provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder. AWS shall have the right to control, at its own cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Sellers are liable under this Agreement. Notwithstanding the foregoing, Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Buyer or the Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Sellers have indemnified Buyer against the effects of any such settlement. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes (i) for any taxable period for which Buyer is liable under this Agreement or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Buyer is or may be liable under this Agreement, Sellers shall promptly inform Buyer in writing, and Buyer shall have the right to control, at its cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Sellers are liable under this Agreement.

       (h) Termination of Tax Allocation Agreements. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by AWS and the Company shall be terminated as to the Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder.

       (i) Information to be Provided by Buyer. With respect to the taxable year of Sellers ending on the last day of the most recent full tax year and the period in tax year 1999 prior to and including the Closing Date, Buyer shall promptly cause the Company to prepare and provide to Sellers a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Company. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Sellers within one hundred twenty (120) days after the Closing Date.

       (j) Assistance and Cooperation. Each of Buyer and Sellers shall provide the other with such assistance as may reasonably be requested by each of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the other with any records or information which may be relevant to such Return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expense incurred in providing such assistance. Without limiting in any way the foregoing provisions of Section 8.3 or this Section 8.3(j), Buyer hereby agrees that it shall retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which it possesses and which may be relevant to such returns of the Company for all taxable periods ending on or prior to the Closing Date, and that such records shall be maintained until the expiration of the applicable statute of limitations, including any extensions thereto. Further, Buyer shall not destroy or otherwise dispose of such records without first providing Seller with a reasonable opportunity to review and copy such records.

       (k) Survival of Obligations. Notwithstanding any other provision of this Agreement, the rights and obligations of the parties set forth in this Section
8.3 shall remain in effect without limitation as to time.

       8.4 Contingent Payment. (a) In the event of a Sale Transaction (as defined below) occurring between the Closing Date and the date of the eighteen-month anniversary of the Closing Date (the "Value Period"), Buyer shall pay to Sellers, in accordance with the following provisions of this Section 8.4, an amount (the "Contingent Amount") equal to 80% of the positive difference, if any, between the "Equity Sale Value" and the "Applicable Value" (as such terms are defined below).

For the purposes of this Agreement, the following terms shall have the following meanings:

       "Sale Transaction" means any of the following, whether in one transaction or in a series of transactions: (A) Buyer, or any of its Affiliates, transfers or disposes of, directly or indirectly, 49% or more of the capital stock of the Company, (B) the Company transfers or disposes of, directly or indirectly, 49% or more (by value) of its assets (excluding sales of inventory and other assets in the ordinary course of business), (C) the Company issues or sells any of its capital stock to, or consolidates with or merges with or into, another Person or enters into any other significant corporate transaction pursuant to which, directly or indirectly, 49% or more of the aggregate value of the interests of the Buyer, or any of its Affiliates, in the Company are transferred or disposed of or (D) the Company, the Buyer or any of its Affiliates enters into a binding agreement to consummate any such transaction, provided that (x) transfers or dispositions to the present shareholders of Buyer, or any of its Affiliates, or an entity of which more than 80% of the equity and voting power are owned directly or indirectly by one or more of such Persons, shall not be deemed to be transfers or dispositions constituting part of a Sale Transaction so long as the provisions of the last sentence of paragraph (b) below are complied with and (y) a merger, consolidation or business combination with an entity engaged in the same business as the Company or a business related thereto, in which Buyer receives equity in the surviving entity but not cash or securities of a class registered under the Securities Exchange Act of 1934, as amended (or securities or interests convertible into such securities), shall not be deemed a Sale Transaction.

       "Equity Sale Value" means the total value of the consideration paid or distributed to the Company or to the Persons who are directly or indirectly owners of the Company in the Sale Transaction in respect of the Company or its assets, including, without limitation, cash consideration and in-kind consideration, less fees and expenses attributable to the Sale Transaction payable from the Company or such owners, as the case may be, to Persons that are not Affiliates of Buyer or the Company, provided that in the case of a transaction in which the consideration is paid to the Company, in order to clarify the intent of the foregoing definition the parties agree that the value of extraordinary distributions paid to direct or indirect owners of the Company that have been financed by the incurrence of debt shall be considered to be value paid or distributed in a Sale Transaction.

       "Applicable Value" means, with respect to a particular Sale Transaction the product of (i) the Purchase Price plus the aggregate amount of all dividends or other distributions (other than those in the form of additional capital stock of the Company) made by the Company in respect of any shares of any class of capital stock of the Company, whether in cash or property or obligations of the Company and (ii) the percentage interest in the Company or the Company's assets being transferred or disposed of directly or indirectly in such Sale Transaction.

       (b) Contemporaneously with the execution of a binding agreement with respect to any Sale Transaction, Buyer and the Company shall notify Sellers thereof, and shall furnish together with such notice a complete and correct copy of such binding agreement, and Buyer and the Company shall promptly provide such other information with respect thereto as may reasonably be requested by Sellers. The Contingent Amount shall be payable to Sellers at the same time as the consideration in the Sale Transaction is payable to the Company or the Buyer, as the case may be, and in the same form or (at the option of the Buyer or its Affiliates or the Company, as the case may be, upon at least thirty days' prior notice to Sellers) in cash or equivalent value as determined in accordance with paragraph (c) below, provided that payment of the Contingent Amount as provided herein shall be made on the closing date of the Sale Transaction and as a condition to the consummation thereof. In the event of any transfer or disposition of all or a substantial portion of the assets held directly or indirectly by the Company, or by Buyer or any of its Affiliates holding an interest in the Company, that does not constitute a Sale Transaction (whether in one transaction or a series of transactions), as a condition to such transfer or disposition such transferee shall assume the obligations of the Company or Buyer hereunder, as the case may be, and shall agree in writing to be bound by the terms of this Section 8.4, such writing to be in form and substance satisfactory to AWS.

       (c) In the event that any Sale Transaction provides for the payment of any non-cash consideration (including, without limitation, any deferred or contingent consideration) then, for the purposes of determining the Contingent Amount (if any) payable to Sellers pursuant to this Section 8.4, the amount of such non-cash consideration shall be deemed equal to the fair market value of such non-cash consideration as determined at least five (5) Business Days prior to the closing date of such Sale Transaction by an investment banking firm of recognized national standing (the "Appraiser") selected by Buyer (and having no material relationship with Buyer) and reasonably satisfactory to AWS. If any property (the "Other Assets") other than ownership in, or assets of, the Company, are proposed to be transferred in connection with any Sale Transaction, then, for purposes of determining the Contingent Amount (if any) payable to Sellers pursuant to this Section 8.4 the consideration in the Sale Transaction shall be deemed not to include any portion thereof allocable to such Other Assets, such allocation to be determined (and delivered to the Company and the Sellers) at least ten (10) Business Days prior to the closing date by the Appraiser. All fees, costs and other expenses of the Appraiser pursuant to this
Section 8.4 shall be borne equally by Buyer and AWS.

       8.5 Maintenance of Corporate Existence. Each of Buyer and Iridium agrees, for a period of nine months after the Closing Date, it shall preserve the corporate existence of Buyer, and shall not transfer any of the Shares or all or substantially all the assets of the Company (by sale, merger or otherwise) (i) to a non-corporate entity or (ii) any entity which does not agree to be bound by the restrictions applicable to Buyer under this Section 8.5.

       8.6 Confidentiality. Each of the Seller Parties agrees that following the Closing Date it and its Affiliates shall and shall cause its respective officers and directors and shall use reasonable efforts to cause all its other employees, auditors, attorneys, consultants, advisers and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law and after prior written notice to Buyer, all confidential information of the Company in its respective possession and shall not release or disclose such confidential information of the Company in its respective possession to any other Person, except to its auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with post-Closing matters hereunder or other matters as to which the Seller Parties have retained obligations or liabilities hereunder; provided that the foregoing obligations shall not apply to any such information which otherwise comes into the public domain.

       8.7 Further Assurances. Following the Closing, the Seller Parties and the Buyer Parties shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Transactions.

                                    ARTICLE 9

                     CONDITIONS PRECEDENT OF SELLER PARTIES

       The obligation of the Seller Parties to consummate the Transactions is subject to the fulfillment of each of the following conditions prior to or at the Closing:

       9.1 Representations and Warranties. The representations and warranties of the Buyer Parties contained in Article 6 shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly contemplated by this Agreement, and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

       9.2 Agreements. The Buyer Parties shall have performed and complied in all material respects with all their undertakings and agreements required by this Agreement to be performed or complied with by the Buyer Parties prior to or at the Closing.

       9.3 Buyer Certificate. Sellers shall have been furnished with a certificate of an authorized officer of each of the Buyer Parties, dated the Closing Date, certifying to the effect that the conditions contained in Sections
9.1 and 9.2 have been fulfilled.

       9.4 Compliance with Law. No Law, and no order or injunction of any Governmental Body, shall be in effect which prohibits the consummation of the Transactions.

       9.5 Consents. All governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the Transactions (including, without limitation, as required under the HSR Act) shall have been obtained and shall be in full force and effect, without the imposition of any conditions not reasonably acceptable to the Seller Parties. With respect to approval of the FCC, the FCC Consent shall have become a Final Order and shall not contain any Adverse Conditions with respect to the Company or the AWS Parties.

       9.6 Opinion of Counsel to Buyer Parties. Sellers shall have received an opinion or opinions from counsel to the Buyer Parties reasonably satisfactory to AWS, dated the Closing Date and to the effect set forth in Exhibit F.

       9.7 Release of Guarantees. AWS and its Affiliates (other than the Company) shall have been released from their obligations or liabilities under any Guarantees pursuant to documentation reasonably satisfactory in form and substance to AWS.

       9.8 Notes. The Notes shall have been executed and delivered to AWS by the Company and the Notes and all of the Company's obligations thereunder shall be in full force and effect. The Notes shall be dated the FCC Consent Date unless the Closing occurs within fifteen days after the FCC Consent Date, in which case the Notes shall be dated the Closing Date.

       9.9 AirOne Canada Documentation. Cantel and Iridium shall have executed and delivered the definitive documentation contemplated in that certain letter agreement by and between Iridium and Cantel, dated as of December 22, 1998 (the "AirOne Canada Letter Agreement").

                                   ARTICLE 10

                      CONDITIONS PRECEDENT OF BUYER PARTIES

       The obligation of the Buyer Parties to consummate the Transactions is subject to the fulfillment of each of the following conditions prior to or at the Closing:

       10.1 Representations and Warranties. The representations and warranties of the Seller Parties contained in Article 4 and Article 5 shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly contemplated by this Agreement, and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

       10.2 Agreements. Each of the AWS Parties shall have performed and complied in all material respects with all of its undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. Cantel shall have performed and complied in all material respects with all of its undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

       10.3 No Material Adverse Change. There shall not have occurred and be continuing any event, condition, situation or circumstance of any nature whatsoever (other than changes of a general economic nature) that has or is likely to have a Material Adverse Effect on the Company.

       10.4 Sellers' Certificates. Buyer shall have been furnished with a certificate of an authorized officer of (i) each of the AWS Parties dated the Closing Date, certifying to the effect that the conditions contained in Sections 10.1, 10.2 and 10.3 have been fulfilled, and (ii) Cantel, certifying to the effect that the conditions contained in Sections 10.1 and 10.2 have been fulfilled.

       10.5 Compliance with Law. No Law, and no order or injunction of any Governmental Body, shall be in effect which prohibits the consummation of the Transactions.

       10.6 Consents. All governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the Transactions (including, without limitation, as required under the HSR Act) shall have been obtained and shall be in full force and effect, without the imposition of any conditions not reasonably acceptable to Buyer. With respect to approval of the Federal Communications Commission, the FCC Consent shall have become a Final Order and shall not contain any Adverse Conditions with respect to the Company or the Buyer Parties.

       10.7 Opinions of Counsel to Seller Parties. Buyer shall have received opinions from counsel reasonably satisfactory to Buyer, dated the Closing Date and to the effect set forth in Exhibits G-1 to G-4.

       10.8 FIRPTA Certificates.

       (a) Buyer shall have received from ATG a certificate described in Treasury Regulations Section 1.1445-2(b)(2)(iii)(B); and

       (b) Cantel, within 30 days of the Closing Date, shall have procured from the Company a statement described in Treasury Regulations Section 1.897-2(h) to the effect that stock of the Company does not constitute a U.S. real property interest under Section 897 of the Code, and shall have delivered such statement to Buyer.

       10.9 AirOne Canada Documentation. Cantel and Iridium shall have executed and delivered the definitive documentation contemplated in that certain letter agreement by and between Iridium and Cantel, dated as of December 22, 1998 (the "AirOne Canada Letter Agreement").

                                   ARTICLE 11

                           SURVIVAL OF REPRESENTATIONS
                                 AND WARRANTIES

       11.1 Survival of Representations and Warranties. All representations and warranties of the Seller Parties and the Buyer Parties included in this Agreement shall survive until the first March 31 occurring after the one-year anniversary of the Closing Date and shall thereafter expire except with respect to breaches and violations theretofore specified in reasonable detail to the Seller Parties by the Buyer Parties or to the Buyer Parties by the Seller Parties, as the case may be, and except for the representations and warranties contained in Sections 4.12 relating to Taxes and the first two sentences of
Section 4.13 relating to Litigation, which shall survive for the applicable statute of limitations and the representations in Sections 4.5 and 5.3 which shall survive indefinitely.

                                   ARTICLE 12

                                 INDEMNIFICATION

       12.1 Indemnification of Buyer Parties. Subject to the terms and conditions of this Article 12, each of AWS and ATG agrees to indemnify and hold harmless the Buyer Parties and their successors and permitted assigns, the Company and their respective Affiliates, on an after-tax basis, against and in respect of any and all claims, demands, losses, damages, costs and reasonable expenses, including, without limitation, reasonable legal fees and expenses ("Damages"), resulting or arising from (a) any failure by any Seller Party to perform or otherwise fulfill or comply with any provision of this Agreement or any Related Agreement, and (b) any breach or violation of any representation or warranty of any Seller Party hereunder or under any Related Agreement (subject to Section 11.1). AWS agrees to indemnify and hold harmless the Buyer Parties and their successors and permitted assigns, the Company and their respective Affiliates, on an after-tax basis, against and in respect of any and all Damages resulting or arising from (x) any Taxes payable by the Company in respect of periods ending on or prior to the Closing Date and (y) the pending litigation described on Schedule 4.13. AWS shall be entitled to any recoveries whatsoever, including, but not limited to damages, attorneys' fees and costs obtained by or on behalf of the Company, in any order or judgment in or settlement of such litigation, whether pursuant to counterclaims asserted by the Company or otherwise. For greater certainty, the AWS Parties shall not be entitled to any contribution from Cantel in respect of any amount the AWS Parties are required to pay pursuant to this Section 12.1.

       12.2 Indemnification of Seller Parties. Subject to the terms and conditions of this Article 12, each of the Buyer Parties agrees to indemnify and hold harmless the Seller Parties and their respective successors and permitted assigns and their respective Affiliates, on an after-tax basis, against and in respect of any and all Damages resulting or arising from any of the following, whether pursuant to a guarantee made to a Significant Party by a Seller or AWS or otherwise: (a) any failure by any Buyer Party to perform or otherwise fulfill or comply with any provision of this Agreement or any Related Agreement, (b) any breach or violation of any representation or warranty of a Buyer Party hereunder or under any Related Agreement and (c) all liabilities arising out of or relating to the Company (except for such matters as Sellers are required to indemnify the Buyer Parties pursuant to Section 12.1).

       12.3 Claims. Any claim for indemnity under Section 12.1 or 12.2 shall be made by written notice from the party seeking to be indemnified (the "Indemnitee") to the party from which indemnification is sought (the "Indemnifying Party") specifying in reasonable detail the basis of the claim. When an Indemnitee seeking indemnification under Section 12.1 or 12.2 receives notice of any claims made by third parties ("Third Party Claims") which is to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice within a reasonable period thereof to the Indemnifying Party reasonably indicating the nature of such claims and the basis thereof. Upon notice from the Indemnitee, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, provided, however, that (i) the Indemnifying Party shall not settle any such claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the only remedy for such claim is monetary damages which are paid in full by the Indemnifying Party and (ii) the Indemnifying Party shall not, without the written consent of the Indemnitee, settle or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect to such claim. In connection with any claim involving any remedy other than monetary damages, the Indemnitee shall have the right to be kept informed and be consulted in connection with the resolution of such claim. Other than with respect to claims listed on Schedule 4.13 the defense of which AWS has assumed, the Indemnifying Party shall give notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within twenty (20) days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. If an Indemnifying Party does not, within twenty (20) days after the Indemnitee's notice is given, give notice to the Indemnitee of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 12.3, the Indemnifying Party shall pay all reasonable costs and expenses of such defense and shall be fully responsible for the outcome thereof. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent, which consent shall not be unreasonably withheld.

       12.4 Limitation of Liability. Each party to this Agreement shall have as its sole and exclusive remedy resulting from the breach of any representation or warranty made by the other party to this Agreement a claim for indemnity under Sections 12.1 or 12.2 of this Agreement. Any claims by any Buyer Party or any Seller Party for breach of any representation or warranty made hereunder shall be subject to the following:

       (a) with respect to Sections 12.1(b) and 12.2(b), the provisions for indemnity shall be effective only to the extent that the aggregate amount of all such claims for which a party is liable hereunder exceeds 0.50% of the Transaction Consideration, in which case the Buyer Party, ATG or AWS, as the case may be, shall be liable for all such amounts in excess thereof; provided, that in no event shall Buyer, ATG or AWS, as the case may be, be liable for more than an amount in the aggregate equal to 10.00% of the Transaction Consideration; provided, further, that the foregoing limitations shall not apply to the breach of any representation or warranty contained in Section 4.5 or
Section 5.3;

       (b) In determining the amount of an indemnity on an after-tax basis, the amount of any claim for indemnity hereunder shall be reduced to reflect any actual tax savings received by the Indemnitee within three (3) years from the Closing Date that result from the liability that gave rise to such indemnity; and

       (c) the amount of any claim for indemnity hereunder shall be reduced to reflect any insurance proceeds recoverable by and paid to the Indemnitee relating to such claim, provided that the foregoing reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss.

       12.5 Manner of Payment. In the discretion of Buyer, up to 60% of the amount of any indemnification payment to be made hereunder by ATG or AWS may be made by reduction in the outstanding principal amount of the Notes.

                                   ARTICLE 13

                                   TERMINATION

       13.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

       (a) by written agreement of Buyer and AWS;

       (b) by AWS at any time during the 30 day period following February 28, 1999, unless the conditions contained in Sections 9.9 and 10.9 have been satisfied or irrevocably waived by Cantel and the Buyer Parties;

       (c) by AWS, if the FCC Consent is not a Final Order, at any time after the date that is 41 days after the FCC Consent Date until the date that is 70 days after the FCC Consent Date; and

       (d) by either Buyer or AWS in writing without liability to the terminating party or parties on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement) if the Closing shall not have occurred on or prior to December 31, 1999.

       13.2 Effect of Termination. Termination of this Agreement pursuant to this Article 13 shall terminate all obligations of the parties hereto except as provided below in this Section 13.2; provided, however, that (a) termination pursuant to Section 13.1(d) shall not relieve a defaulting or breaching party hereunder from any liability to the other party hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination, and (b) the provisions of this Article 13, the provisions set forth in Sections 7.8, 13.2, 14.1, 14.2, 14.3 and 14.9, and the last sentence of Section 7.1(a), shall survive any such termination.

                                   ARTICLE 14

                                  MISCELLANEOUS

       14.1 GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF.

       14.2 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by United States mail (registered, return receipt requested), properly addressed and postage prepaid:

       If to ATG, to:

       Aviation Communications Division
       AT&T Wireless Services, Inc.
       700 5th Avenue, Suite 2100
       Seattle, WA 98104
       Attention: Mary Brodd, Esq.
       Telephone: (206) 515-8289
       Telecopier: (206) 515-8259
       with a copy to:

       AT&T Wireless Services, Inc.
       5000 Carillon Point
       Kirkland, WA  98033
       Attention: Mark Thomas
       Telephone: (425) 828-8628
       Telecopier: (425) 828-2329

       and

       Friedman Kaplan & Seiler LLP
       875 Third Avenue
       New York, NY  10022
       Attention: Daniel M. Taitz, Esq.
       Telephone: (212) 833-1100
       Telecopier: (212) 355-6401

       If to AWS, to:

       AT&T Wireless Services, Inc.
       5000 Carillon Point
       Kirkland, WA  98033
       Attention: Mark Thomas
       Telephone: (425) 828-8628
       Telecopier: (425) 828-2329

       with a copy to:

       Friedman Kaplan & Seiler LLP
       875 Third Avenue
       New York, NY  10022
       Attention: Daniel M. Taitz, Esq.
       Telephone: (212) 833-1100
       Telecopier: (212) 355-6401

       If to Cantel, to:

       Rogers Cantel, Inc.
       1 Mount Pleasant Road
       Toronto, Ontario  M4Y 2Y5
       Attention: Rick Giel
       Telephone: (416) 935-6980
       Telecopier: (416) 935-4648

       with a copy to:

       Rogers Communications, Inc.
       333 Bloor Street East, 10th Floor
       Toronto, Ontario  M4W 1G9
       Attention: Graeme McPhail
       Telephone: (416) 935-2505
       Telecopier: (416) 935-7627

       If to Buyer, to:

       Iridium Aero Acquisition Sub, Inc.
       c/o Iridium LLC
       1575 Eye Street, N.W., Suite 500
       Washington, D.C.  20005
       Attention: Leo Mondale
       Telephone: (202) 408-3800
       Telecopier: (202) 408-3801

       with a copy to:

       Sullivan & Cromwell
       1701 Pennsylvania Avenue, N.W.
       Washington, D.C.  20006
       Attention: Edwin D. Williamson
       Telephone: (202) 956-7505
       Telecopier: (202) 293-6330

       If to Iridium, to:

       Iridium LLC
       1575 Eye Street, N.W., Suite 500
       Washington, D.C.  20005
       Attention: Leo Mondale
       Telephone: (202) 408-3800
       Telecopier: (202) 408-3801

       with a copy to:

       Sullivan & Cromwell
       1701 Pennsylvania Avenue, N.W.
       Washington, D.C.  20006
       Attention: Edwin D. Williamson
       Telephone: (202) 956-7505
       Telecopier: (202) 293-6330

Such names and addresses may be changed by such notice.

       14.3 Entire Agreement. This Agreement, the Related Agreements, the AirOne Canada Letter Agreement and the Nondisclosure Agreements contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersedes and cancels all prior agreements, negotiations, correspondences, undertakings and communications of the parties, oral or written, regarding such subject matter.

       14.4 Amendments. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or permitted assigns, provided that any amendment that does not reduce the amount of the Purchase Price payable to Cantel and does not materially adversely affect the rights of Cantel under this Agreement, may be executed by the parties other than Cantel and shall thereupon become effective and be binding on all the parties.

       14.5 Headings; References. The article, section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", or "Schedules" shall be deemed to be references to Articles or Sections hereof and Schedules hereto unless otherwise indicated.

       14.6 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

       14.7 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this

Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement; except that ATG and AWS may assign any of their rights hereunder to an affiliate of either of them.

       14.8 Severability: Enforcement. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

       14.9 Jurisdiction; Venue; Waiver of Jury Trial. Each party hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, The City of New York, for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and Buyer and Seller agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against it in any such court. Buyers and Sellers hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. SELLER AND BUYER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL.

       14.10 Waiver. Any of the conditions to Closing set forth in this Agreement may be waived in writing at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provisions. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

       14.11 Disclosure Schedules. The information contained in the Schedules hereto shall not be deemed to constitute an admission by Sellers or Buyer or otherwise imply that any such information is material for purposes of this Agreement or otherwise. Sellers and Buyer shall have the right at any time prior to the Closing to supplement or amend in writing the Schedules hereto with respect to any matter required to be set forth or described in such Schedules; provided, however, that such supplement or amendment shall not be deemed to cure a breach of a representation or warranty or satisfy a condition unless waived by the party for whose benefit the representation or warranty is made. For purposes of the rights and obligations of the parties hereunder, upon the



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occurrence of the Closing, any such supplemental or amended disclosure shall be deemed to have been disclosed as of the date of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                      ATG I, INC.

                                      By:   /s/ Mark V. Thomas
                                         ---------------------------------------
                                               Name: Mark V. Thomas
                                               Title: Vice-President

                                      AT&T WIRELESS SERVICES, INC.

                                      By:   /s/ Mark V. Thomas
                                         ---------------------------------------
                                               Name: Mark V. Thomas
                                               Title: Vice-President

                                      ROGERS CANTEL INC.

                                      By:   /s/  Graeme McPhail
                                         ---------------------------------------
                                               Name: Graeme McPhail
                                               Title: Vice President, Associate
                                               General Counsel

                                      By:   /s/  R. Giel
                                         ---------------------------------------
                                               Name: Rick Giel
                                               Title: Vice President, Finance

                                      IRIDIUM LLC

                                      By:   /s/ Leo Mondale
                                         ---------------------------------------
                                               Name: Leo Mondale
                                               Title: Senior Vice President

                                      IRIDIUM AERO ACQUISITION SUB, INC.

                                      By:   /s/ Leo Mondale
                                         ---------------------------------------
                                               Name: Leo Mondale
                                               Title: Senior Vice President













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